EXHIBIT 10(o)
LOAN AGREEMENT DATED DECEMBER 22, 2005 BETWEEN INCO LIMITED AND A GROUP OF BANKS AND FINANCIAL INSTITUTIONS, INCLUDING MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO., RBC CAPITAL MARKETS, GOLDMAN SACHS CANADA CREDIT PARTNERS CO. AND THE BANK OF NOVA SCOTIA, AS LEAD ARRANGERS, AND MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO. AND RBC CAPITAL MARKETS, AS JOINT BOOK RUNNING MANAGERS, PROVIDING THE COMPANY WITH LOAN FACILITIES IN CONNECTION WITH THE ACQUISITION OF FALCONBRIDGE, TOGETHER WITH AMENDMENTS DATED JANUARY 31, 2006 AND FEBRUARY 20, 2006, PORTIONS OF WHICH HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Execution Copy
US$* LOAN AGREEMENT
among
INCO LIMITED
as Borrower
-and-
MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO. and
RBC CAPITAL MARKETS
as Joint Book Running Managers
- and —
MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO.,
RBC CAPITAL MARKETS,
GOLDMAN SACHS CANADA CREDIT PARTNERS CO. and
THE BANK OF NOVA SCOTIA
As Lead Arrangers
- and -
MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO.,
ROYAL BANK OF CANADA,
GOLDMAN SACHS CANADA CREDIT PARTNERS CO.,
THE BANK OF NOVA SCOTIA and
THE BANKS AND OTHER FINANCIAL INSTITUTIONS PARTY HERETO
as Lenders
-and-
ROYAL BANK OF CANADA
as Administrative Agent
-and-
MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO.
as Syndication Agent
-and-
GOLDMAN SACHS CANADA CREDIT PARTNERS CO. and
THE BANK OF NOVA SCOTIA
as Co-Documentation Agents
DATED AS OF DECEMBER 22, 2005

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

Page
Schedule C	Form of Drawing Notice
Schedule D	Form of Conversion Notice
Schedule E	Form of Rollover Notice
Schedule F	Conditions to Tender Offer
Schedule G	Form of Certificate of Lenders
Schedule H	Restricted Subsidiaries
Schedule I	Form of Opinion of Borrowers’ Counsel
Schedule J	Form of Opinion of Inco In-house Counsel
Schedule K	Form of Opinion of Ogilvy Renault LLP
Schedule L	Form of Opinion of Borrowers’ Counsel — Subsidiary Borrower
Schedule M	Form of Opinion of Inco In-house Counsel — Subsidiary Borrower
Schedule N	Form of Opinion of Borrowers’ Counsel — Inco Guarantee
Schedule O	Form of Opinion of Inco In-house Counsel — Inco Guarantee
Schedule P	Form of Inco Guarantee
Schedule Q	Documents to be Delivered
Schedule R	Form of Supplement

*	Indicates information omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, which has been filed separately with the Securities and Exchange Commission.

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CREDIT AGREEMENT
Dated as of December 22, 2005
INCO LIMITED, a corporation organized and existing under the laws of Canada, and those Subsidiary Borrowers designated from time to time hereunder, as Borrowers, ROYAL BANK OF CANADA, as Administrative Agent, and MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO., ROYAL BANK OF CANADA, GOLDMAN SACHS CANADA CREDIT PARTNERS CO., THE BANK OF NOVA SCOTIA and the other banks and other financial institutions which are or become party hereto as Lenders, agree as follows:
ARTICLE 1
DEFINITIONS
    Section 1.01 Definitions
The terms defined in this Section 1.01 for all purposes of this Agreement shall have the respective meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined except as the context shall otherwise require):
          “1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Accumulated Funding Deficiency” means an accumulated funding deficiency as defined in Section 302 of ERISA.
          “Acquired Entity” shall mean Diamond Field Resources Inc., and Voisey’s Bay Nickel Company Limited, together with any Person all or a portion of whose stock or assets shall have been acquired by Inco or by any consolidated Subsidiary of Inco after March 31, 2000, and/or any of their respective rights, property or assets.
          “Administrative Agent” shall mean Royal Bank of Canada, in its capacity as administrative agent, or its permitted successors and assigns in such capacity.
          “Advance” shall mean an advance by a Lender to a Borrower under the Bridge Loan Facility or the Term Loan Facility, as applicable, and refers to a Canadian Prime Rate Advance, a USBR Advance, or a LIBOR Advance (each of which shall be a “Type” of Advance).
          “Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person.
          “Agent’s Account” shall mean any of the accounts of the Administrative Agent of which the Borrowers and the Lenders are, from time to time, notified by the Administrative Agent for purposes of transactions under this Agreement.
          “Agreement” shall mean this credit agreement together with all schedules hereto as amended, supplemented, restated, or replaced from time to time.
          “Applicable Commitment Fee Rate” shall have the meaning attributed thereto in Section 2.14(c).

          “Assignment and Acceptance” shall mean the form of assignment and acceptance agreement substantially in the form of Schedule B to be executed by an assignee pursuant to the provisions of Section 9.11.
          “Attributable Debt” shall mean as to any particular lease under which any Person is at the time liable as lessee, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum equivalent to the rate inherent in such lease (as determined in good faith by such Person) compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of or attributable to operating costs, maintenance and repairs, insurance, taxes, assessments, water and other utility rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
          “BA Advance” shall mean issuance of Bankers’ Acceptance by a Borrower which is accepted and purchased by a BA Lender as contemplated by Section 2.03(a) bearing interest at the CDOR Rate.
          “BA Equivalent Rate” means, in respect of any interest period applicable to a BA Equivalent Rate Advance, the lesser of (i) the average of the rates shown on the display referred to as the “CDOR Page” (or any display substituted therefor) on Reuters Domestic Money Service (or any successor source from time to time) at or about 10:00 a.m. on the first day of such interest period, for Bankers’ Acceptances with a term comparable to such interest period as determined by the Administrative Agent plus 0.10% per annum and (ii) the average of the bid rates (rounded upwards to the nearest 1/100th of 1%) quoted by the Non Schedule I Reference Banks as being the discount rate of such Lender calculated on the basis of a year of 365 days and determined in accordance with normal market practice for an advance equivalent to a bankers’ acceptance having a face amount comparable to the amount of such BA Equivalent Rate Advance for the applicable interest period as of 10:00 a.m. on such day, as determined by the Administrative Agent.
          “BA Equivalent Rate Advance” shall mean an advance by a Lender to a Borrower under the Bridge Loan Facility or the Term Loan Facility, as applicable, denominated in Canadian Dollars bearing interest at the BA Equivalent Rate, as contemplated by Section 2.03(a).
          “BA Lender” shall mean any Lender that accepts and stamps Bankers’ Acceptances.
          “Bankers’ Acceptance” shall mean a depository bill, as defined in the Depository Bills and Notes Act (Canada), in Canadian Dollars that is in the form of a draft signed by or on behalf of a debtor and accepted by a creditor.

          “Benefit Plan” means any plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which any Borrower or any Restricted Subsidiary is a party or by which any Borrower or any Restricted Subsidiary is bound or under which any Borrower or any Restricted Subsidiary has any liability or contingent liability, relating to: (i) Canadian Pension Plans, (ii) plans, providing for employment benefits relating to disability or wage or benefits continuation during periods of absence from work, and any and all employment benefits relating to hospitalization, healthcare, medical or dental treatments or expenses, life insurance, accidental death and dismemberment insurance, death or survivor’s benefits and supplementary employment insurance, in each case regardless of whether such benefits are insured or self-insured, or (iii) plans in the nature of compensation plans; in each case with respect to any of any Borrower’s or any Restricted Subsidiary’s employees or former employees, directors or officers, and individuals working on contract with any Borrower or any Restricted Subsidiary relating to their respective businesses, excluding statutory plans.
          “Bond Debt” shall mean any public or private issuance of debt (excluding debt incurred pursuant to any * or the Loan Facilities) raised to finance the Transactions, any repayment or refinancing of debt or redemption of preferred shares in connection therewith, payment of fair value for Falconbridge Common Shares acquired pursuant to any dissent or appraisal rights, and all payments of fees, commissions, and expenses in connection therewith.
          “Borrower Obligations” has the meaning attributed thereto in Section 2.15.
          “Borrowers” shall mean Inco and each Subsidiary Borrower designated by Inco from time to time in accordance with the terms of this Agreement, or their respective permitted successors and assigns, and “a Borrower” shall mean any one of them.
          “Borrowers’ Counsel” shall mean Osler, Hoskin & Harcourt LLP, and such other counsel as may be appointed by Inco or a Subsidiary Borrower from time to time.
          “Borrowing” shall mean a borrowing consisting of simultaneous Advances by each Lender of the same Type made by (i) each of the Term Loan Lenders pursuant to Section 2.01, or (ii) each of the Bridge Loan Lenders pursuant to Section 2.02, as applicable.
          “Bridge Loan Advance” shall mean a Borrowing under the Bridge Loan Facility.
          “Bridge Loan Commitment” shall mean, for any Lender, such Lender’s Commitment in respect of the Bridge Loan Facility.
          “Bridge Loan Facility” shall mean the committed non-revolving US$* bridge loan facility established in Section 2.02 on the terms and conditions set forth in ARTICLE 2.
          “Bridge Loan Facility Commitment Fee” shall have the meaning attributed thereto in Section 2.14(b).
          “Bridge Loan Lender” shall mean any Lender having a Bridge Loan Commitment.
          “Bridge Loan Mandatory Prepayment Amount” shall have the meaning attributed thereto in Section 2.09(a).

          “Bridge Loan Mandatory Reinvestment Amount” shall have the meaning attributed thereto in Section 2.09(a).
          “Business Day” shall mean a day other than a Saturday or Sunday or a day on which banks in Toronto or in New York City are authorized or required to be closed and which, in the case of LIBOR Advances, is also a day on which banks are open for business in London, England.
          “Canadian Dollars” or “CD$” shall mean the lawful currency of Canada.
          “Canadian Pension Plan” means a “pension plan” or “plan” which is subject to the funding requirements of the Pension Benefits Act (Ontario) or applicable pension benefits legislation in any other Canadian jurisdiction and is applicable to employees or former employees of any Borrower or any Restricted Subsidiary resident in Canada.
          “Canadian Prime Rate Advance” shall mean an Advance in Canadian Dollars bearing interest at Canadian Prime Rate.
          “Canadian Prime Rate” shall mean, at any time, the rate of interest per annum equal to the greater of (i) the lending rate which the principal office of the Administrative Agent quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for commercial loans in Canadian Dollars made by it in Canada, adjusted automatically with each change in such rates, and (ii) an interest rate equal to the sum of (x) the CDOR Rate, and (y) 1% per annum.
          “Capital Adequacy Requirement” shall have the meaning attributed thereto in Section 2.11(a).
          “CDOR Rate” shall mean, on any date, with respect to:
(i)	a Canadian Prime Rate Advance, the average of the rates shown on the display referred to as the “CDOR Page” (or any display substituted therefor) on Reuters Domestic Money Service (or any successor source from time to time) with respect to the banks and other financial institutions named in such display at or about 10:00 a.m. on such date for Bankers’ Acceptances having a term of thirty (30) days, or if such day is not a Business Day, then on the immediately succeeding Business Day; provided, however, that if such rates are not available, then the CDOR Rate with respect to Canadian Prime Rate Advances for any day shall be calculated as the average of the bid rates (rounded upwards to the nearest 1/100th of 1%) quoted by each of the Schedule I Reference Banks for its own Bankers’ Acceptances for the applicable period as of 10:00 a.m. on such day, as determined by the Administrative Agent.; and

(ii)	any Bankers’ Acceptance, the average of the rates shown on the display referred to as the “CDOR Page” (or any display substituted therefor) on Reuters Domestic Money Service (or any successor source from time to time) with respect to the banks and other financial institutions named in such display at or about 10:00 a.m. on such day for bankers’ acceptances having an identical maturity date to the maturity date of such Bankers’ Acceptance as determined by the Administrative Agent, or if such day is not a Business Day, then on the immediately succeeding Business Day; provided, however, that if such rates are not available, then the CDOR Rate with respect to any Bankers’ Acceptance for any day shall be calculated as the average of the bid rates (rounded upwards to the nearest 1/100th of 1%) quoted by each of the Schedule I Reference Banks for its own bankers’ acceptances for the applicable period as of 10:00 a.m. on such day, as determined by the Administrative Agent.
          “Change of Control” shall be deemed to have occurred at such time as:
(i)	any person or group (as such terms are used in Section 13(d) or Section 14(d) of the 1934 Act), other than Inco or any Subsidiary of Inco or their Affiliates (or their legal representatives) or any employee benefit plan of Inco or any Subsidiary of Inco files or is required to file a Schedule 13D or Schedule TO (or any successor schedule form, or report under the 1934 Act) disclosing that such person has become the beneficial owner (as the term “beneficial owner” is used in Rule 13d-3 under the 1934 Act) of more than 50% of the total number of votes attached to all voting securities of Inco then outstanding.

(ii)	any offeror (as the term “offeror” is defined in Section 89(1) of the OSA for the purpose of Section 101 of the OSA, or any successor provision to either of the foregoing) files or is required to file a report with any securities commission or securities regulatory agency in Canada, disclosing that the offeror has acquired beneficial ownership (within the meaning of the OSA) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of Inco that, together with such offeror’s securities (as the term “offeror’s securities” is defined in Section 89(1) of the OSA or any successor provision thereto in relation to the voting or equity shares of Inco) would constitute voting or equity shares of Inco representing more than 50% of the total number of votes attached to all voting securities of Inco then outstanding;

(iii)	there is consummated any consolidation, merger, amalgamation, statutory arrangement (involving a business combination), amendment to articles, or similar transaction of Inco (A) in which Inco is not the continuing or surviving corporation, or (B) pursuant to which the common shares of Inco would be redeemed, changed, or converted into or exchanged for cash, securities, or other property; or

(iv)	a majority of the members of the board of directors of Inco cease to be, for at least 90 days, Continuing Directors;
other than (in each of the cases set out in paragraphs (i), (ii), and (iii) above) (x) an amalgamation, consolidation, statutory arrangement (involving a business combination), amendment to articles, merger, or similar transaction of Inco in which the holders of the voting securities of Inco immediately prior to the amalgamation, consolidation, statutory arrangement, merger, or similar transaction have, directly or indirectly, more than 50% of the voting securities of the continuing or surviving corporation immediately after such transaction is consummated, or (y) in connection with any of the Transactions or any Subsequent Amalgamation.
          “Circular” means the takeover bid circular dated October 24, 2005 prepared by Inco relating to the Tender Offer.
          “Commitment” shall mean, in respect of each Lender from time to time, the maximum commitment of such Lender in respect of (i) the Bridge Loan Facility and (ii) the Term Loan Facility, in each case as amended from time to time, as set forth in Schedule A or in the most recent Assignment and Acceptance executed by such Lender, less any reductions pursuant to Section 2.08 or Section 2.09.
          “Commitment Fee” shall mean the Term Loan Facility Commitment Fee or the Bridge Loan Facility Commitment Fee, as applicable.
          “Commitment Reduction Date” shall mean the date that is 140 days next following the date of the initial Advance under the Loan Facilities.
          “Confidential Information” means any information relating to Inco or its Subsidiaries, the Loan Facilities, or the Loan Documents, including, without limitation, any confidential information memoranda provided to the Administrative Agent or the Lenders by Inco or any of its Affiliates or advisers, in whatever form, and includes, without limitation, information given by Morgan Stanley Senior Funding (Nova Scotia) Co., RBC, Goldman Sachs Canada Credit Partners Co., or The Bank of Nova Scotia or any other Lender to any potential participant in the Loan Facilities and information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excluding information that (i) is affirmatively disclosed by Inco or its Affiliates through press release, posting on their websites or other act intended to make such information widely available to the public or (ii) is known by the recipient before the date the information is disclosed to the recipient by Inco or any of its Affiliates or advisers or is lawfully obtained by the recipient after that date, other than from a source which is connected with Inco or its Affiliates and which, in either case, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality owed to Inco or any of its Subsidiaries.
          “Consolidated Indebtedness” shall mean the Debt of Inco and its consolidated Subsidiaries.
          “Consolidated Net Tangible Assets” shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any portion thereof constituting Funded Debt), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles

(except intangible assets and deferred charges in respect of an Acquired Entity), all as set forth on or incorporated in the consolidated balance sheet of Inco contained in the latest annual report to shareholders of Inco and computed in accordance with GAAP.
          “Continuing Director” means, as of any date of determination, any member of the board of directors of Inco who:
(i)	was a member of such board of directors as at the close of business on October 11, 2005;

(ii)	was nominated for election or elected to such board of directors (either by a specific vote or by approval of the proxy statement and circular of Inco in which such member is named as nominee for director, without objection to such nomination) with the approval of at least two-thirds of the Continuing Directors who were members of such board of directors at the time of such nomination or election; or

(iii)	was elected or nominated as a member of such board of directors as contemplated in Section 1.8 of the Support Agreement or otherwise in connection with any of the Transactions;
provided, however, that no individual initially elected or nominated as a member of such board of directors as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than such board of directors or Inco, Falconbridge, or any of their respective Subsidiaries, shall be deemed to be a Continuing Director.
          “control” means the right, directly or indirectly, to direct or cause the direction of the management of the affairs of a Person, whether by ownership of capital or otherwise, and “controlling” and “controlled” each have a corresponding meaning.
          “Conversion Notice” shall have the meaning attributed thereto in Section 2.07(h).
          “Debt” of any Person shall mean the aggregate sum of (i) any principal indebtedness created, issued, incurred or assumed by such Person (whether secured or unsecured and whether or not evidenced by a promissory note or similar instrument), which in each case is for borrowed money (including the principal amount of any borrowing of gold, silver or any other commodity) all of the above determined in accordance with GAAP; (ii) the capitalized portion under lease financing transactions which, in accordance with GAAP, are recorded as capital leases on the Person’s balance sheet; and (iii) the amount of the Person’s obligation with respect to Guarantees.
          “Debt/Equity Ratio” shall mean the ratio of Consolidated Indebtedness to Tangible Net Worth, calculated and rounded down to one decimal place.
          “Designated Account” shall mean an account of a Borrower of which the Administrative Agent is notified by such Borrower from time to time for the purposes of transactions under this Agreement.

          “Drawing Notice” shall have the meaning attributed thereto in Section 2.05.
          “Effective Date” shall mean the date that the conditions set forth in Section 3.01 are satisfied.
          “Eligible Assignee” shall mean, in respect of an assignment of all or any portion of the Bridge Loan Facility, a Person that is (i) either (x) not a non-resident of Canada for purposes of the ITA, or (y) an authorized foreign bank deemed to be resident in Canada for purposes of the ITA in respect of all amounts paid or credited to such Person under or in respect of this Agreement, and which has provided to Inco the certificate contemplated in Section 3.04, if applicable, in each case approved in writing by the Administrative Agent and Inco, or (ii) approved in writing by the Administrative Agent and by Inco (each such approval not to be unreasonably withheld or delayed; provided that it is not unreasonable for Inco to withhold its approval of an Eligible Assignee if such approval would result in an increase in cost, expense or other payment payable by any Borrower).
          “Environmental Law” shall mean any applicable statute, code, ordinance, decree, rule, or regulation, as the same may be amended from time to time, governing or pertaining to the protection or pollution of the environment or to the generation, treatment, storage or disposal of Hazardous Substances.
          “Equivalent Amount” shall mean, on any date and with respect to the conversion of any currency (for the purposes of this definition, the “First Currency”) into another currency (for the purposes of this definition, the “Other Currency”), the equivalent amount of the First Currency in the Other Currency, after giving effect to a conversion of a specified amount of the First Currency into the Other Currency at the Exchange Rate.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
          “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.
          “Event of Default” shall have the meaning attributed thereto in Section 7.01.
          “Exchange Rate” shall mean, on any day, with respect to the exchange of one currency (the "First Currency”) into another currency (for the purposes of this definition, the “Other Currency”), (i) where the First Currency and the Other Currency are either Canadian Dollars or U.S. Dollars, the noon spot rate of the Bank of Canada on that day for purchases of the First Currency with the Other Currency, or if such rate is not or has not yet been quoted on such day, the last preceding noon spot rate of the Bank of Canada, and (b) in all other cases, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the First Currency with the Other Currency.

          “Excluded Taxes” means taxes, levies, imposts, deductions, or withholdings imposed on or measured by net income or net profits of the relevant Lender or the Administrative Agent, capital taxes or franchise taxes, and any branch profits taxes or any similar tax imposed by any jurisdiction on such Lender or the Administrative Agent.
          “Existing Credit Agreements” shall mean (i) the term loan agreement dated December 23, 2004 between Inco Limited, as borrower, The Bank of Nova Scotia, as administrative agent, and The Bank of Nova Scotia, Royal Bank of Canada and the banks and other financial institutions named as lenders on the signature pages thereto, and (ii) the revolving credit facility dated May 28, 2004 among Inco Limited as borrower, Citibank, N.A., Canadian Branch and Royal Bank of Canada as co-administrative agents, and Citibank, N.A., Canadian Branch, Royal Bank of Canada and the banks and other financial institutions named as lenders on the signature pages thereto, in each case, as such agreements may be amended, supplemented, changed, or replaced from time to time.
          “Falconbridge” shall mean Falconbridge Limited, a corporation organized and existing under the laws of Ontario, and its successors.
          “Falconbridge Common Shares” shall mean the issued and outstanding common shares of Falconbridge, together with associated rights issued and outstanding under the shareholder rights plan of Falconbridge, and includes any common shares of Falconbridge that may before the Expiry Time (as defined in the Support Agreement) become issued and outstanding upon the conversion, exercise, or exchange of any securities of Falconbridge that are convertible into or exchangeable or exercisable for common shares of Falconbridge.
          “Federal Funds Rate” shall mean on any day a fluctuating interest rate per annum equal to the weighted average of the rates on overnight United States federal funds transactions with members of the Federal Reserve System arranged by United States federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three United States federal funds brokers of recognized standing selected by it.
          “First Advance Expiry Date” shall mean May 8, 2006.
          “Funded Debt”, as applied to any Person, shall mean all indebtedness for money borrowed, created or assumed by such Person maturing after, or renewable or extendable at the option of such Person beyond twelve months from the date of creation thereof.
          “GAAP” shall mean such accounting principles as are generally accepted in Canada in respect of the date or period for any computation or statement hereunder; provided, however, that in the event that the audited financial statements of Inco set forth in its annual report to shareholders in respect of any fiscal year shall be prepared in accordance with generally accepted United States accounting principles, then “GAAP” shall mean such principles for the purpose of any computation or statement hereunder made during, or in respect of, such fiscal year (or portion thereof).

          “Guarantee” of any Person shall mean any direct obligation of such Person pursuant to the terms of a written agreement whereby (i) there is no provision of force majeure or a similar limitation on the obligations of such Person thereunder and (ii) such Person has guaranteed, without any stated conditions (except for a condition of non-payment by another Person), thereunder to make payment when due of Debt (which, for purposes of this definition of Guarantee only, the term “Debt” shall not include paragraph (iii) of the definition of Debt) owed or incurred by another Person; provided that there shall be excluded from the calculation of the Debt/Equity Ratio and Consolidated Indebtedness (x) Guarantees by Inco of Debt owed or incurred by any of its consolidated Subsidiaries and (y) Guarantees by a consolidated Subsidiary of Inco of Debt owed or incurred by another consolidated Subsidiary of Inco.
          “Hazardous Substance” shall mean any substance which is or is deemed to be, alone or in any combination, hazardous, toxic, radioactive, a contaminant or pollutant or a source of contamination or pollutants under any applicable Environmental Law.
          “Increased Cost Lender” shall have the meaning attributed thereto in Section 2.11(d).
          “Indemnified Party” shall have the meaning attributed thereto in Section 9.05(c).
          “Indemnitee” shall have the meaning attributed thereto in Section 2.12(c).
          “Inco” shall mean Inco Limited or its permitted successors and assigns.
          “Inco Guarantee” shall have the meaning attributed thereto in Section 6.01.
          “Initial Period” shall have the meaning attributed thereto in Section 4.01.
          “Interest Period” shall have the meaning attributed thereto in Section 2.07(e).
          “ITA” shall mean the Income Tax Act (Canada), as amended.
          “Lead Arrangers” shall mean Morgan Stanley Senior Funding (Nova Scotia) Co., RBC Capital Markets, Goldman Sachs Canada Credit Partners Co. and The Bank of Nova Scotia, in their respective capacities as lead arrangers, or their respective permitted successors and assigns in such capacities.
          “Lenders” shall mean Morgan Stanley Senior Funding (Nova Scotia) Co., Royal Bank of Canada, Goldman Sachs Canada Credit Partners Co., The Bank of Nova Scotia and the other banks and other financial institutions which are or become party hereto as lenders, or their respective permitted successors and assigns.
          “Lending Office” shall mean, with respect to any Lender, the office of such Lender located at its address specified on the signature pages of this Agreement or any other office of such Lender hereafter selected and notified to Inco and the Administrative Agent from time to time by such Lender.
          “LIBOR” shall mean, with respect to the Interest Period for any LIBOR Advance, a rate per annum expressed on the basis of a 360 day year (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the annual interest rate for deposits of U.S. Dollars in an amount comparable to the amount of such LIBOR Advance for a maturity most nearly comparable to such Interest Period which appears on page 3750 of the Telerate screen as of 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period; provided that if such Telerate screen is not available on such day, then “LIBOR” shall mean, with respect to the Interest Period for any LIBOR Advance, the average interest rate at which each Reference Bank offers U.S. Dollar deposits in an amount comparable to the amount of such LIBOR Advance for a maturity most nearly comparable to such Interest Period to leading banks in the London interbank market as of 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.
          “LIBOR Advance” shall mean an Advance in U.S. Dollars bearing interest at LIBOR.
          “Loan Documents” shall mean this Agreement, any Supplement, the Inco Guarantee (if any), any other agreements, documents or instruments to be executed and delivered to the Lenders or the Administrative Agent by the Borrowers and/or the Restricted Subsidiaries or any of them hereunder or pursuant hereto (including any guarantees or security agreements delivered to the Lenders or the Administrative Agent pursuant to Section 5.04(a)) and any amendments, supplements or changes thereto or replacements thereof.
          “Loan Facilities” shall mean, collectively, the Term Loan Facility and the Bridge Loan Facility.
          “Majority Lenders” shall mean those Lenders the aggregate amount of whose Commitments shall be not less than 51% of the Total Commitment or, if the Commitments have been terminated, those Lenders holding not less than 51% of the aggregate Advances then outstanding.
          “Margin Stock” shall have the meaning attributed thereto in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
          “Material Adverse Change” means a material adverse change which would reasonably be expected to result in an inability of Inco to perform the payment obligations under this Agreement (or the Inco Guarantee, if any).
          “Material Adverse Effect” means a material adverse effect on the financial condition or operations of Inco and its consolidated Subsidiaries, considered as a whole, which would reasonably be expected to result in an inability of Inco to perform the payment obligations under this Agreement (or the Inco Guarantee, if any).
          “Maturity Date” shall mean, (i) with respect to the Bridge Loan Facility, the date that is one (1) year next following the earlier of (A) the last date upon which an Advance is made under the Bridge Loan Facility, and (B) the Commitment Reduction Date; and (ii), with respect to the Term Loan Facility, shall mean the date that is five (5) years plus one (1) day next following the earlier of (A) the last date upon which an Advance is made under the Term Loan Commitment, and (B) the Commitment Reduction Date.
          “Minimum Assignment Amount” shall have the meaning attributed thereto in Section 9.11(a)(iii).

          “Multiemployer Plan” means any U.S. Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
          “Net Proceeds” means any one or more of the following:
(i)	with respect to any disposition or sale of assets by Inco or any of its Wholly-Owned Subsidiaries(*), the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition;

(ii)	with respect to any issuance of Sweep Debt, the net amount equal to the aggregate amount received in cash in connection with such issuance; and

(iii)	*;
less, in each case, the sum of (y) the reasonable fees (including, without limitation, legal fees), commissions, and other reasonable out of pocket expenses incurred or paid for by Inco, any of its Subsidiaries, or *, as applicable, in connection with such disposition, sale, issuance, or receipt and (z) taxes incurred in connection with such disposition, sale, issuance, or receipt, whenever payable.
          *
          *
          *
          “Non Schedule I Reference Banks” shall mean, collectively, BNP Paribas (Canada) and Sumitomo Mitsui Banking Corporation of Canada.

          “OSA” shall mean the Securities Act (Ontario), as amended.
          “Other Taxes” means any present or future transfer, mortgage, stamp or documentary taxes or any other excise or property taxes, charges, or similar levies imposed by Canada, or any province or territory thereof, the United States of America or any other jurisdiction, other than such taxes, charges or levies that are Excluded Taxes.
          “Participating Security” shall mean any common share of Inco and any share of any other corporation having attached thereto rights, privileges, restrictions and conditions substantially the same as the rights, privileges, restrictions and conditions attaching to the shares of Inco designated as its common shares in its Restated Articles of Incorporation effective May 7, 2004 as amended, and any security which is convertible into or exchangeable for, or carries the right to purchase, any such common shares. In the event of any subdivision, re-division, reduction, combination or consolidation of Inco’s common shares, or successive subdivisions, re-divisions, reductions, combinations or consolidations, then the references to Inco’s common shares herein shall refer to the shares resulting from such subdivision, re-division, reduction, combination or consolidation.
          “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
          “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other form of business entity.
          “Principal Property” shall mean any (i) mineral property, or (ii) manufacturing or processing plant, building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case set out in items (i) and (ii) above whether owned as of the date hereof or hereafter acquired or constructed by Inco or any Restricted Subsidiary, which is located in the United States or Canada, the gross book value (without deduction of any reserve for depreciation) of which, in each case, on the date as of which the determination is being made is an amount which exceeds 0.25% of Consolidated Net Tangible Assets, except any such plant, building, structure or facility or any portion thereof (together with the land upon which it is erected and fixtures comprising a part thereof) (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odour or other pollution, or (ii) which the board of directors of Inco (or any committee thereof duly authorized to act) by resolution declares is not of material importance to the total business conducted by Inco and its Restricted Subsidiaries considered as one enterprise.
          “Pro Rata Share” shall mean, for any Lender, at any time, the ratio, expressed as a percentage, of (in the case of a Bridge Loan Lender) such Lender’s Bridge Loan Commitment to the Total Bridge Loan Commitment at such time or (in the case of a Term Loan Lender) such Lender’s Term Loan Commitment to the Total Term Loan Commitment at such time.
          “Rating” shall mean, as of any date, the rating maintained by a Rating Agency of Inco’s senior unsecured indebtedness as of the close of business on such date. In the event that one Rating Agency shall maintain a rating for Inco (according to its ratings system) which shall differ from the rating maintained by the other Rating Agency (according to its ratings system), the rating which is higher shall be deemed to constitute the applicable Rating, provided that in the event that the lower rating is more than one level below the higher rating then the Rating shall be deemed to be one level higher than the lower of the two ratings. If at any time Inco has no Rating Agency rating, such ratings will be assumed to be </= Ba2/BB.
          “Rating Agencies” shall mean, collectively, Standard & Poor’s, a division of The McGraw-Hill Companies, and its successors, and Moody’s Investor Services, Inc., and its successors, and in the singular, any one of them.
          “Ratings Change” shall mean any adjustment as set forth in Section 2.07(a) in the Rating of Inco.
          “Relevant Date” means (i) in the case of representations and warranties made as at the Effective Date, the Effective Date, and (ii) in the case of representations and warranties made as at the date of the applicable Drawing Notice and on the date of the Borrowing under such Drawdown Notice, each such date.
          “Restricted Subsidiary” shall mean (i) any Subsidiary of Inco (A) substantially all of the property of which is located, or substantially all of the business of which is carried on, within Canada or the United States or its territories or possessions and (B) which owns or leases a Principal Property, and (ii) any Subsidiary of Inco engaged primarily in the business of owning or holding securities of Restricted Subsidiaries.
          “Rollover Notice” shall have the meaning attributed thereto in Section 2.07(h).
          “Sale and Leaseback Transaction” shall have the meaning attributed thereto in Section 5.04(b).
          “Schedule I Reference Banks” shall mean, collectively, Royal Bank of Canada and The Bank of Nova Scotia.
          “Shareholders’ Equity” shall mean “Total Shareholders Equity” as set forth in the most recent quarterly unaudited consolidated balance sheet or annual consolidated audited financial statements of Inco, as the case may be.
          “Subsequent Amalgamation” shall mean any amalgamation subsequent to any Compulsory Acquisition (as defined in the Support Agreement) or Subsequent Acquisition Transaction (as defined in the Support Agreement) of Inco or any of its Subsidiaries with Falconbridge (or any successor to Falconbridge) or any of their respective Subsidiaries.
          “Subsidiary” of any Person shall mean (i) any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be beneficially owned by such Person or by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (ii) any partnership (including, for the avoidance of any doubt, a limited partnership) in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%, or of which any such Person (or a Subsidiary of such Person) is a general partner or may exercise the powers of a general partner.

          “Subsidiary Borrower” shall mean any Subsidiary of Inco which is designated by Inco as a Subsidiary Borrower from time to time in accordance with ARTICLE 6, or any permitted successors and assigns of such Subsidiary Borrower.
          “Supplement” has the meaning specified in Section 6.02(c)(i).
          “Support Agreement” shall mean the support agreement dated as of October 10, 2005 between Inco and Falconbridge in respect of the Tender Offer, as supplemented by two letters dated October 10, 2005 (copies of which have been provided to Lenders’ counsel) exchanged between Inco and Falconbridge containing certain disclosure, together with such amendments, supplements, or changes as are approved in accordance with Section 5.05 or which do not require such approval; provided, however, that terms defined with reference to the “Support Agreement” refer to such support agreement as at the date hereof.
          “Sweep Debt” shall mean any public or private issuance of debt in the private or public capital or banking markets or otherwise, other than any:
(i)	debt of non Wholly-Owned Subsidiaries of Inco which is not guaranteed by and does not otherwise have the benefit, directly or indirectly, of any credit support from Inco;

(ii)	borrowings (1) under the Loan Facilities and the Existing Credit Agreements or any credit facility entered in replacement thereof or any revolver supplemental thereto, or (2) in the ordinary course of business (including, without limitation, in connection with sales of receivables, letters of credit, asset based financing, hedging, overdraft facilities, and leasing); and

(iii)	*,
and, for greater certainty, includes Bond Debt.
          “Tangible Net Worth” of Inco and its consolidated Subsidiaries shall mean the sum of the following, all calculated on a consolidated basis: (i) Shareholders’ Equity, provided that preferred stock subject to retraction, redemption or similar privileges vested with the holder of such stock shall not be included, less (ii) the sum of intangible assets and deferred charges (except intangible assets and deferred charges in respect of an Acquired Entity), plus (iii) any minority interest in a Person owned by Inco or by one or more of its consolidated Subsidiaries (as reflected in Inco’s consolidated balance sheet), each of the above determined in accordance with GAAP.
          “Taxes” means all taxes, levies, and imposts, including deductions, charges or withholdings on account of taxes.
          “Tender Offer” means the acquisition by way of takeover bid by Inco or one of its Subsidiaries of up to 100% of the Falconbridge Common Shares not currently owned by Inco, as described in the Support Agreement.
          “Term Loan Advance” shall mean a Borrowing under the Term Loan Facility.

          “Term Loan Commitment” shall mean, for any Lender, such Lender’s Commitment in respect of the Term Loan Facility.
          “Term Loan Facility” shall mean the committed non-revolving US$* term loan facility established in Section 2.01 on the terms and conditions set forth in ARTICLE 2.
          “Term Loan Facility Commitment Fee” shall have the meaning attributed thereto in Section 2.14(a).
          “Term Loan Lender” shall mean any Lender having a Term Loan Commitment.
          “Term Loan Mandatory Prepayment Amount” shall have the meaning attributed thereto in Section 2.09(b).
          “Term Loan Mandatory Reinvestment Amount” shall have the meaning attributed thereto in Section 2.09(b).
          “Total Bridge Loan Commitment” shall mean the aggregate Bridge Loan Commitments of all of the Lenders, as such Bridge Loan Commitments may be amended from time to time.
          “Total Commitment” shall mean the aggregate Commitments of all the Lenders, as such Commitments may be amended from time to time.
          “Total Term Loan Commitment” shall mean the aggregate Term Loan Commitments of all of the Lenders, as such Term Loan Commitments may be amended from time to time.
          “Transactions” shall mean the consummation of the Tender Offer, any Compulsory Acquisition (as defined in the Support Agreement), any Subsequent Acquisition Transaction (as defined in the Support Agreement), and all other transactions and reorganizations required to acquire the Falconbridge Common Shares.
          “Unused Bridge Loan Commitment” shall mean, with respect to any Bridge Loan Lender at any time, such Lender’s Bridge Loan Commitment at such time minus the sum of the aggregate principal amount of all Bridge Loan Advances made by such Bridge Loan Lender and outstanding at such time.
          “Unused Commitments” shall mean, at any time, collectively, the Unused Term Loan Commitments and Unused Bridge Loan Commitments as at such time.
          “Unused Term Loan Commitment” shall mean, with respect to any Term Loan Lender at any time, such Term Loan Lender’s Commitment at such time minus the sum of the aggregate principal amount of all Term Loan Advances made by such Term Loan Lender and outstanding at such time.
          “USBR” shall mean, at any time, the rate of interest per annum equal to the greater of (i) the lending rate which the principal office of the Administrative Agent announces from time to time as the reference rate of interest for commercial loans in U.S. Dollars made by it in Canada to its Canadian borrowers, adjusted automatically with each change in such rates, and (ii) an interest rate equal to the sum of (x) the Federal Funds Rate (expressed as a 365 day rate) and (y) 0.50% per annum.
          “USBR Advance” shall mean an Advance in U.S. Dollars bearing interest at the USBR.
          “U.S. Dollars” or “US$” shall mean the lawful currency of the United States of America.
          “U.S. Pension Plan” means any U.S. Plan, other than a Multiemployer Plan.
          “U.S. Plan” means, at any time, any employee pension plan that is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Internal Revenue Code or Section 302 of ERISA and is either (i) maintained by Inco, any Subsidiary or any ERISA Affiliate thereof or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Inco, any Subsidiary or any ERISA Affiliate thereof is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions.
          “Wholly-Owned Subsidiary” means any Subsidiary all of the then outstanding common shares of which (in the case of a Subsidiary which is a corporation) or all of the partnership interests of which (in the case of a Subsidiary which is a partnership), other than directors’ qualifying shares and/or nominal amounts of common shares or partnership interests that are required to be held by Persons (other than Inco or its Wholly-Owned Subsidiaries, as applicable) under applicable law, are owned, directly or indirectly, by Inco.
          “Withholding Tax Obligor” shall have the meaning attributed thereto in Section 2.12(b).
     Section 1.02 Determination of Ratios and Percentages
For the purpose of determining the Pro Rata Share of any Lender, as well as whether any amendment or waiver has been approved by the Majority Lenders, the Administrative Agent shall submit to Inco and each of the Lenders a certificate setting forth the Administrative Agent’s calculation thereof. The Administrative Agent’s calculation of such determination shall, absent manifest error, be conclusive and binding upon the Borrowers and the Lenders. The Lenders and the Borrowers agree that, in consenting to provide such calculation, the Administrative Agent is acting solely as an accommodation to all the parties and shall incur no liability, obligation or responsibility to them or to any other Person as a result of having so acted or consented to act.
     Section 1.03 Payment on Day Other than Business Day
Except as otherwise provided for herein, if any payment to be made under this Agreement shall be due and payable on a day which is not a Business Day, such instalment or payment shall be calculated to, and such instalment or payment shall be made on, the next succeeding Business Day.
     Section 1.04 References to Time
All references to a prescribed time herein shall be construed as references to Toronto, Canada time.

     Section 1.05 Currency
Unless otherwise expressly stated, any reference in this Agreement to any sum of money shall be construed as a reference to U.S. Dollars.
ARTICLE 2
AMOUNTS AND TERMS OF THE LOAN FACILITIES
     Section 2.01 Establishment of Term Loan Facility
Each Term Loan Lender severally agrees, subject to the terms and conditions of this Agreement, to make Advances in respect of the Term Loan Facility to the Borrowers on any Business Day in any amount not to exceed such Lender’s Unused Term Loan Commitment on such day.
     Section 2.02 Establishment of Bridge Loan Facility
Each Bridge Loan Lender severally agrees, subject to the terms and conditions of this Agreement, to make Advances in respect of the Bridge Loan Facility to the Borrowers on any Business Day in any amount not to exceed such Lender’s Unused Bridge Loan Commitment on such day.
     Section 2.03 Types, Availability, Amounts, and Purposes of Advances.
(a)	Types of Advances. At the option of the Borrowers, the Lenders shall make the Loan Facilities available to the Borrowers by way of (i) Canadian Prime Rate Advances, (ii) USBR Advances, and (iii) LIBOR Advances. At the sole request of Inco, this Agreement shall be amended (in a tax efficient manner and upon terms acceptable to Inco and the Majority Lenders, acting reasonably), to provide for BA Advances for Lenders named in Schedule I to the Bank Act (Canada) and BA Equivalent Rate Advances for other Lenders.

(b)	Availability of Advances. Subject to Section 2.09, the Advances shall be made available to the Borrowers by the Lenders from the Effective Date until 11:59 p.m. on the Commitment Reduction Date; provided that the Commitments and all of the Lenders’ obligations under the Loan Documents shall (unless specifically provided otherwise in any Loan Document) terminate on the First Advance Expiry Date unless the initial Advance under either of the Loan Facilities shall have occurred before, or occurs on, the First Advance Expiry Date; provided, however, that the obligations and liabilities of the Lenders contained in Section 2.12(e), Section 8.06, Section 8.10, and Section 9.05(c) shall survive the cancellation of the Commitments in full and the termination of this Agreement. The whole of any Unused Commitments shall be automatically terminated at 11:59 p.m. on the Commitment Reduction Date, with the amount of any such reduction being implemented based upon the Pro Rata Share of each Lender. Borrowings under the Term Loan Facility and the Bridge Loan Facility shall be pro-rata until the whole of the Total Bridge Loan Commitment has been advanced or the Total Bridge Loan Commitment is reduced to zero.

(c)	Amounts of Advances. Each Borrowing shall be in an aggregate amount of not less than US$5,000,000 or CD$5,000,000 or an integral multiple of US$1,000,000 or CD$1,000,000 in excess thereof (except that a lesser amount may be drawn in order to fully utilize the Total Term Loan Commitment or the Total Bridge Loan Commitment, as applicable), and shall consist of Advances of the same Type made on the same day by the Lenders rateably according to their respective Pro Rata Shares of the Term Loan Facility or the Bridge Loan Facility, as applicable.

(d)	Purpose of Advances. Advances shall be used to finance the Transactions and may also be used for any repayment or refinancing of debt or redemption of preferred shares in connection with the Transactions, for payment of fair value for Falconbridge Common Shares acquired pursuant to any dissent or appraisal rights, and to pay fees, commissions and expenses in connection therewith.
     Section 2.04 Computations of Interest and Fees
(a)	Computation of Interest. All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable (including the first day but excluding the last day of such period), and (i) if based on the Canadian Prime Rate or the USBR, on the basis of a year of 365 or 366 days, as applicable; or (ii) if based on LIBOR, on the basis of a year of 360 days. The interest rate for USBR Advances and Canadian Prime Rate Advances shall be adjusted automatically without notice to the Borrowers whenever there is a change in USBR or Canadian Prime Rate, as applicable.

(b)	Computation of Fees. All computations of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, taking into account the actual number of days occurring in the period for which such fees are payable.

(c)	Interest Act (Canada). For purposes of the Interest Act (Canada), whenever any interest or fee under this Agreement is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement. The rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
     Section 2.05 Making the Advances.
(a)	Each Borrowing shall be made upon notice (a “Drawing Notice”) being received by the Administrative Agent substantially in the form of Schedule C from a Borrower not later than 10:00 a.m. (and in the case of a Subsidiary Borrower, countersigned by Inco) (x) three (3) Business Days prior to the date (which shall be a Business Day) of a Borrowing comprised of a LIBOR Advance, or (y) on the date of a Borrowing (which shall be a Business Day) comprised of a USBR Advance or a Canadian Prime Rate Advance (or such other periods as may be from time to time be agreed; provided, that the Drawing Notice in respect of any Borrowing comprised of a LIBOR Advance which is to occur on the first date upon which any Advance is made under the Loan Facilities shall be effective if received by the Administrative Agent two (2) Business Days prior to such date). Each Drawing Notice shall set forth (i) the Type of Advance and amount thereof in U.S. Dollars or Canadian Dollars, as applicable; (ii) the location and number of the Designated Account; and (iii) in the case of a Borrowing comprised of LIBOR Advances, the initial Interest Period therefor. The Administrative Agent shall give each applicable Lender prompt notice of any Drawing Notice received from a Borrower and of each Lender’s Pro Rata Share of any resulting Advance. On the date of each such Borrowing, each Lender will make available to the Administrative Agent in the Agent’s Account, in immediately available funds in U.S. Dollars in the case of Borrowings comprised of LIBOR Advances or USBR Advances, or in Canadian Dollars in the case of Borrowings comprised of Canadian Prime Rate Advances, such Lender’s Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE 3, the Administrative Agent will make such funds available in the Designated Account or Designated Accounts of the relevant Borrower.

(b)	Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing (which, for certainty, shall not derogate from such Lender’s obligation to make Advances as contemplated by Section 2.01 and/or Section 2.02 as applicable, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.05(a) and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of a Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount; and (ii) in the case of such Lender, the Federal Funds Rate in the case of Advances denominated in U.S. Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Canadian Dollars. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(c)	The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
     Section 2.06 Currency.
(a)	Currency of Advances. The Loan Facilities shall, at a Borrower’s election, be disbursed and shall be repayable in U.S. Dollars in the case of USBR Advances and LIBOR Advances or in Canadian Dollars in the case of Canadian Prime Rate Advances. Any Advances made in U.S. Dollars shall be disbursed and shall be repayable in immediately available funds in U.S. Dollars and any Advances made in Canadian Dollars shall be disbursed and shall be repayable in immediately available funds in Canadian Dollars.

(b)	Adjustments Based upon Currency Valuation. If the Administrative Agent shall notify the Borrowers that, solely by reason of fluctuations in currency valuation, and after giving effect to the conversion of all Term Loan Advances and/or Bridge Loan Advances, as applicable, outstanding hereunder in Canadian Dollars into U.S. Dollars, the aggregate amount of such outstanding Term Loan Advances and/or Bridge Loan Advances exceeds the Total Term Loan Commitment and/or the Total Bridge Loan Commitment, respectively, (the amount of such excess being hereinafter referred to as the “Excess Amount”), by more than five percent (5%), then, subject to Section 2.09(d), the Borrowers shall immediately prepay Advances comprising the same Borrowing by the Excess Amount, together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances so prepaid; provided that if the prepayment is in Canadian Dollars, the Borrowers shall first prepay Canadian Prime Rate Advances and if the prepayment is in U.S. Dollars, the Borrowers shall first prepay USBR Advances and thereafter LIBOR Advances, together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid. Any prepayments of LIBOR Advances shall be subject to Section 9.05(b).
     Section 2.07 Interest Rate/Applicable Margins.
(a)	Rates. Interest rates on Advances will be based on the Rating of Inco as determined by the Rating Agencies. Outstanding Canadian Prime Rate Advances, USBR Advances and LIBOR Advances shall bear interest at the Canadian Prime Rate, USBR or LIBOR respectively, plus the applicable margin set forth in the table below until such time as a Ratings Change shall occur whereupon such interest rate shall be adjusted pursuant to the table below in accordance with Section 2.07(b).

	Applicable Canadian Prime Rate Margin
	(%)
	Applicable USBR Margin (%)
	under:		Applicable LIBOR Margin (%)
	Bridge Loan	Term Loan	under:
Rating	Facility	Facility	Bridge Loan Facility	Term Loan Facility
=/> A3/A-	0	0	0.375	0.375
= Baa1/BBB+	0	0	0.500	0.500
= Baa2/BBB	0	0	0.550	0.625
= Baa3/BBB-	0	0	0.750	0.850
= Ba1/BB+	0.125	0.250	1.125	1.250
</= Ba2/BB	0.375	0.375	1.375	1.375
(b)	Rate Adjustments and Cash Adjustments. Any change in the interest rate applicable to an Advance brought about by a Ratings Change shall take effect on the first Business Day immediately following the date of such Ratings Change. Inco and the Administrative Agent, acting on behalf of the Lenders, agree to settle in cash any adjustments which may be necessary with regard to interest payments which shall have been made prior to the receipt of notice pertaining to such Ratings Change.

(c)	Payment Dates for USBR Advances and Canadian Prime Rate Advances. Accrued interest for each calendar month in respect of a USBR Advance or a Canadian Prime Rate Advance shall be payable quarterly in arrears on the first (1st) Business Day of each fiscal quarter in respect of the immediately preceding fiscal quarter in the currency in which such Advance was denominated, provided that the Administrative Agent shall have given the relevant Borrower one Business Day’s prior notice of the amount due. In the event that the Administrative Agent fails to give such notice, such payment shall be payable by the relevant Borrower on the next Business Day following such Borrower’s receipt of such notice.

(d)	Payment Dates for LIBOR Advances. Accrued interest in respect of each LIBOR Advance shall be payable in arrears on the last day of each Interest Period for each such LIBOR Advance, or in the case of LIBOR Advances having Interest Periods in excess of three months, on each three (3) month anniversary of the first day of such Interest Period and on the last day of such Interest Period; provided that the Administrative Agent shall have given the relevant Borrower one (1) Business Day’s prior notice of the amount due. In the event that the Administrative Agent fails to give such notice, such payment shall be payable by the relevant Borrower on the first (1st) Business Day next following such Borrower’s receipt of such notice.

(e)	Interest Periods. At the time of each drawdown, conversion or rollover of any Advance, each Borrower shall advise the Administrative Agent of the interest rate basis (Canadian Prime Rate, USBR or LIBOR) which it elects and, if the LIBOR basis is selected, the initial interest period therefor which shall be one (1), two (2), three (3), six (6) months, some other period selected by a Borrower with the consent of the Term Loan Lenders or the Bridge Loan Lenders, as applicable or, with respect to Advances under the Bridge Loan Facility only, one (1) week (each such period, an “Interest Period”) to apply thereto. Interest Periods subsequent to the initial Interest Period shall be selected for LIBOR Advances no later than three (3) Business Days prior to the end of the then applicable Interest Period. It is understood and agreed that a Borrower may elect a different interest basis for any Advances outstanding at the time of such election, provided that in the case of LIBOR Advances, such changes can only be made on the last day of an Interest Period. If a Borrower shall fail to advise the Administrative Agent of the interest basis or the Interest Period which it elects, the interest basis shall be deemed to be LIBOR for LIBOR Advances and the Interest Period shall be deemed to be one (1) month.

(f)	Impossibility. In the event that any future requirement imposed by any governmental and/or banking authority in Canada or the United States makes it effectively impossible for a Lender to continue to make Advances in U.S. Dollars based on USBR, such Lender reserves the right to convert the rate on then outstanding balance of any Advances based on USBR to a rate based on LIBOR, all in accordance with the provisions of this Section 2.07; provided that in such event, if a Borrower shall so request by delivery of a notice substantially in the form of Schedule D to the Administrative Agent, such Lender will convert the outstanding balance of such Advances to Canadian Prime Rate Advances at the applicable Exchange Rates.

(g)	Inability to Determine LIBOR. If on any date on which the interest rate on a LIBOR Advance is to be determined the Administrative Agent determines that deposits for the relevant amount, currency and Interest Period are not being or will not be offered to it in the London Interbank market by leading banks or if for any other reason the Administrative Agent is unable to determine the applicable LIBOR, then the Lenders shall not be required to make any Advances based on LIBOR and any then outstanding LIBOR Advance shall, at the option of Inco or a Subsidiary Borrower, as applicable, on the last day of each Interest Period then applicable to such LIBOR Advance, either (i) be repaid forthwith, or (ii) bear interest based on USBR, in each case without prejudice to the right of a Borrower subsequently to elect a LIBOR Advance.

(h)	Rollover or Conversion of Advances Into Another Form of Advance. At the option of a Borrower, any Advance may be converted or rolled over into another Type of Advance on any Business Day, provided that: (i) such Borrower provides the Administrative Agent with a notice substantially in the form of Schedule D or Schedule E (a “Conversion Notice” or a “Rollover Notice”, respectively), as applicable, not later than 10:00 a.m. (A) on the day of the conversion or rollover in the case of a Borrowing to be comprised of a USBR Advance, or a Canadian Prime Rate Advance, (B) three (3) Business Days prior to the conversion or rollover in the case of a Borrowing to be comprised of a LIBOR Advance, and (ii) in the case of a LIBOR Advance, no such conversion or rollover may take place other than on the last day of an Interest Period.

The ability of a Borrower to convert a USBR Advance or a Canadian Prime Rate Advance into a LIBOR Advance or rollover a LIBOR Advance is further subject to the following: (i) no USBR Advance or Canadian Prime Rate Advance may be so converted when any Event of Default has occurred and is continuing and the Majority Lenders have determined in their sole discretion not to permit such a conversion, and (ii) no LIBOR Advance may be rolled over into another LIBOR Advance when any Event of Default has occurred and is continuing and the Majority Lenders have determined in their sole discretion not to permit such a rollover (in which case such Advance shall be converted at the option of the relevant Borrower to a USBR Advance or a Canadian Prime Rate Advance at the end of the Interest Period applicable to such LIBOR Advance).

Inco acknowledges that, whenever an Advance is to be converted from one currency to another, it is its sole responsibility to (i) arrange with one Lender for the exchange rate at which the conversion of the entire amount of such Advance is to take place and (ii) advise the Administrative Agent of such exchange rate and the name of a contact at the Lender with whom such arrangement was made. Such conversion of the entire amount of such Advance shall be effected by the Administrative Agent with such Lender.

A conversion or rollover shall not constitute a repayment or re-advance of the Advance but shall only reflect a change in the rate or method of calculating interest on such outstanding Advances as are the subject of a conversion or rollover.

(i)	Maximum Return. Notwithstanding any provisions hereof, in no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable hereunder exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) hereunder lawfully permitted by that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the relevant Borrower and the Lenders and the amount of such payment or collection, to the extent of such excess, shall be refunded to such Borrower. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term.
     Section 2.08 Optional Reduction or Termination of the Total Commitment
(a)	Optional Prepayments. A Borrower may, without penalty or similar fee, payment or assessment (except as set out in Section 9.05(b)), from time to time, prepay the outstanding amount of Advances comprising a Borrowing in whole or in part (in a minimum amount of US$1,000,000 or CD$1,000,000, as applicable, and additional integral multiples thereof, or such other amount for the purposes of repaying the entire amount of outstanding Advances, as the case may be) with accrued interest to, but not including, the date of such prepayment on the amount prepaid; provided that (i) such Borrower shall be required to provide not less than one (1) Business Day’s prior notice to the Administrative Agent with regard to any such intended prepayments of any USBR Advances or Canadian Prime Rate Advances, and (ii) such Borrower shall be required to provide not less than three (3) Business Days’ prior notice to the Administrative Agent with regard to any intended prepayments of LIBOR Advances. Such prepayment shall permanently reduce the Total Term Loan Commitment or the Total Bridge Loan Commitment, at the option of such Borrower, and be allocated based on the Pro Rata Share of the relevant Loan Facility of each Lender.

(b)	Optional Reduction of Total Commitment. Inco may, upon at least three (3) Business Days’ prior irrevocable notice to the Administrative Agent and the Lenders, entirely terminate or permanently reduce the then Unused Term Loan Commitments and Unused Bridge Loan Commitments without penalty or similar fee, payment or assessment, provided that (i) each partial reduction shall be at least in the aggregate amount of US$5,000,000 and increments of US$1,000,000, and (ii) any termination or reduction shall be implemented based upon the Pro Rata Share of each Lender.
     Section 2.09 Mandatory Prepayments and Reductions
(a)	Bridge Loan Facility. Any outstanding Bridge Loan Advances shall be prepaid in an amount (the “Bridge Loan Mandatory Prepayment Amount”) equal to the sum of:
(x)	100% of the Net Proceeds received by Inco or any of its Wholly-Owned Subsidiaries from and after October 10, 2005 from:
(i)	the sale or other disposition outside of the ordinary course of business of; or

(ii)	loss or destruction giving rise to insurance or condemnation proceeds with respect to;
all or any part of the assets of Inco or any of its Wholly-Owned Subsidiaries;
excluding:
(A)	insurance and condemnation proceeds to the extent such proceeds are within 180 days of receipt thereof (1) reinvested or (2) allocated by the recipient of such proceeds for future reinvestment, in which case such recipient shall deliver to the Administrative Agent before the expiry of such 180 day period an officer’s certificate showing, in reasonable detail, the nature and anticipated timing of such future reinvestment, and certifying that in the judgement of Inco, acting reasonably, such reinvestment and the nature and timing thereof are appropriate), in a replacement property, (the amount of such excluded insurance and condemnation proceeds, the “Bridge Loan Mandatory Reinvestment Amount”);

(B)	any amount which is required to be repaid to any other lender as a result of such sale or other disposition, loss, or destruction;

(C)	any amount from a * or from the sale or other disposition or loss or destruction of (1) all of the issued and outstanding shares of *, (2) all or any part of the assets owned by any of *, Goro Nickel SAS., or PT International Nickel Indonesia Tbk, or joint ventures, (3) marketable securities and/or equity investments in an entity representing less than a 25% interest in such entity (other than securities of Falconbridge) having an aggregate market value of no more than US$150,000,000, and (4) assets having an aggregate market value of no more than US$150,000,000; and

(D)	any amount from the sale or other disposition of assets by Inco or any of its Wholly-Owned Subsidiaries (or any Subsidiary that, as a result of the Compulsory Acquisition (as defined in the Support Agreement) or Subsequent Acquisition Transaction (as defined in the Support Agreement) will become a Wholly-Owned Subsidiary within 120 days next following the expiry of Inco’s offer to acquire the Falconbridge Common Shares (as such expiry date may be extended from time to time)) to Inco or any of its Wholly-Owned Subsidiaries (or any Subsidiary that, as a result of the Compulsory Acquisition (as defined in the Support Agreement) or Subsequent Acquisition Transaction (as defined in the Support Agreement) will become a Wholly-Owned Subsidiary within 120 days next following the expiry of Inco’s offer to acquire the Falconbridge Common Shares (as such expiry deadline may be extended from time to time));
and
(y)	100% of the Net Proceeds received by Inco or any of its Subsidiaries from and after October 10, 2005 from any Sweep Debt, and any Unused Bridge Loan Commitments shall be automatically and permanently reduced by any amount by which the Bridge Loan Mandatory Prepayment Amount exceeds the amount of Bridge Loan Advances outstanding at the time of receipt of the Bridge Loan Mandatory Prepayment Amount. Any prepayments of outstanding Bridge Loan Advances pursuant to this Section 2.09(a) shall permanently reduce the Total Bridge Loan Commitment by the amount of such prepayment.

(b)	*
(c)	Timing of Mandatory Prepayments. Subject to Section 2.09(d), prepayments described in Section 2.09(a) and Section 2.09(b) shall be made within five (5) Business Days of receipt of any Bridge Loan Mandatory Prepayment Amount or Term Loan Mandatory Prepayment Amount, as applicable, and any reduction of Commitments described in Section 2.09(a) or Section 2.09(b) shall be effective on the date of receipt of such Bridge Loan Mandatory Prepayment Amount or Term Loan Mandatory Prepayment Amount, as applicable. Subject to Section 2.09(d), to the extent any Bridge Loan Mandatory Reinvestment Amount or Term Loan Mandatory Reinvestment Amount, as applicable, is not reinvested in a replacement property in accordance with Section 2.09(a) or Section 2.09(b), as applicable, such Bridge Loan Mandatory Reinvestment Amount or Term Loan Mandatory Reinvestment Amount shall be applied to the prepayment of Bridge Loan Advances or the Term Loan Advances, as applicable, on the date that is the first Business Day following the end of the 180 period described in Section 2.09(a) or in Section 2.09(b) or the applicable *, as applicable, (or such longer period as may be provided in an officer’s certificate described in Section 2.09(a)(x)(A) or Section 2.09(b), as applicable), and the Total Bridge Loan Commitment or Total Term Loan Commitment, as applicable, shall be automatically and permanently reduced on such date by any amount by which (i)

the Bridge Loan Mandatory Reinvestment Amount exceeds the amount of Bridge Loan Advances outstanding on such date, or (ii) the Term Loan Mandatory Reinvestment Amount exceeds the amount of Term Loan Advances outstanding on such date, as applicable.

(d)	Excess Prepayment. Notwithstanding Section 2.06(b), Section 2.09(b) and Section 2.09(c), a Borrower will not be required (and there shall be no obligation) to prepay more than 25% of the original principal amount of any Term Loan Advance in respect of such Borrower at any time prior to the date which is one day after the fifth (5th) anniversary of the date of the final Term Loan Advance. Subject to this Section 2.09(d), if a Borrower is required pursuant to Section 2.06(b), Section 2.09(b) or Section 2.09(c), to prepay an amount on account of the outstanding Term Loan Advances, such Borrower shall advise the Administrative Agent at the time of such prepayment as to the Term Loan Advance to which such prepayment relates.

(e)	No Prepayment Penalties. Except as set out in Section 9.05(b), there shall be no prepayment penalties for mandatory prepayments pursuant to this Section 2.09.
     Section 2.10 No Reborrowing; Repayment
     Amounts prepaid under the Loan Facilities may not be reborrowed. The Borrowers shall repay in full the unpaid principal amount of all Advances, together with all accrued but unpaid interest and fees thereon, on the applicable Maturity Date.
     Section 2.11 Increased Costs; Capital Adequacy; Illegality
(a)	Increased Costs. If the introduction of, or any change in, (i) any law or regulation or in the interpretation of any law or regulation, (ii) any requirement for compliance by any of the Lenders with any guideline, directive or request, whether or not having the force of law, from any central bank or other governmental authority, including under subparagraph (i) above, or (iii) any law, regulation, directive, guideline, request or interpretation regarding capital adequacy (a “Capital Adequacy Requirement”), has the effect, directly or indirectly, of (x) increasing the cost to a Lender of providing its Commitment, including, but not limited to, the maintenance of reserves or special deposits in connection with such Commitment; (y) reducing any amount received or receivable by a Lender or reducing its effective return under this Agreement, taking into account, in the case of a Capital Adequacy Requirement, such Lender’s policies with regard to capital adequacy, other than Taxes or Other Taxes covered by Section 2.12, Excluded Taxes, or an increase in cost or reduction as a result of a Bridge Loan Lender (or if a partnership, any partner thereof) being a non-resident of Canada for purposes of the ITA; or (z) causing a Lender to make payment or to forego any return on, or calculated by reference to, any amount received or receivable by such Lender under this Agreement which (i) such Lender in good faith deems to be material; (ii) is not otherwise reflected in the calculation of the rate of interest or fees applicable to Advances made under this Agreement; and (iii) is not otherwise recoverable by such Lenders pursuant to this Agreement, then Inco shall from time to time, upon demand by a Lender

(with a copy to the Administrative Agent), pay to such Lenders additional amounts sufficient to indemnify it against such increased cost or reduced rate of return (including, without limitation, the amount of any charge imposed on such Lender in connection with the imposition of any reserve or similar requirement). A certificate of a Lender claiming compensation under this Section 2.11(a) and setting forth the additional amount or amounts proposed to be paid to it hereunder and reasonably satisfactory in form and substance to Inco shall be submitted to Inco. In determining such amounts, the Lender may use any reasonable averaging and attribution methods.

(b)	Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency shall make it unlawful or impossible for such Lender to make, maintain or fund LIBOR Advances, then such Lender forthwith shall so notify the Administrative Agent and each of the Borrowers. Upon the giving of any such notice, the Borrowers shall, at their option, either (i) prepay the aggregate amount of LIBOR Advances then outstanding, with accrued and unpaid interest thereon to, but not including, the date of prepayment or (ii) convert such then outstanding LIBOR Advances (with accrued and unpaid interest thereon to be paid by the Borrowers) into a USBR Advance equivalent to such aggregate amount. If it is illegal or impossible for a Lender to make LIBOR Advances, then only other Types of Advances shall be made hereunder.

(c)	Notice; Different Lending Office. Each Lender will promptly notify Inco of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.11 or Section 2.12, and before making any claim for payment under this Section 2.11 or Section 2.12, will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it.

(d)	Termination of Commitment.
(i)	In circumstances where a Lender makes a demand pursuant to the provisions of Section 2.11(a) or Section 2.12 or provides a notice pursuant to the provisions of Section 2.11(b), the relevant Borrower shall, at its option, either:
(A)	continue to pay the increased costs or additional amounts contemplated by Section 2.11(a) or Section 2.12 or effect the prepayment or conversion contemplated by Section 2.11(b) without further action; or

(B)	so long as no Event of Default has occurred and is continuing, replace all or a portion of the Commitment of such Lenders then making demands pursuant to Section 2.11(a) or Section 2.12 or providing notices pursuant to Section 2.11(b) (each, an “Increased Cost Lender”) by effecting assignments thereof to one or more Eligible Assignees pursuant to the provisions of Section 9.11(a), provided that if less than all of the Commitments of such Lenders are so replaced, such replacement shall be made on a rateable basis among the Increased Cost Lenders. If a Borrower chooses to replace all or a portion of the Commitments of such Lenders, then such Borrower shall notify the Administrative Agent and the Increased Cost Lenders of its intention to effect such replacement and shall use commercially reasonable efforts to effect such replacement for a period of at least ninety (90) days after such Borrower provides such notice.
In the event that a Borrower is unable to replace all of the Commitments of the Increased Cost Lenders, then such Borrower may, at its option, choose to prepay all or a portion of the outstanding Advances made by the Increased Cost Lenders and reduce the Commitment of each Increased Cost Lender by the amount of such prepayment. In the event that less than all of the Increased Cost Lenders are to be so prepaid, then the Advances made by such Lenders shall be prepaid and the Commitments of such Lenders reduced on a rateable basis among the Increased Cost Lenders. Such prepayment shall be effected by such Borrower prepaying the principal portion of the Advances being repaid plus all accrued and unpaid interest thereon as at the date of payment.
     Section 2.12 Payments
(a)	The Borrowers shall make each payment hereunder and under any instrument delivered hereunder, without counterclaim or set-off, not later than 12:00 noon on the day when due, in freely transferable U.S. Dollars or Canadian Dollars, as the case may be, in immediately available funds or such other funds as shall be customary for the settlement of international banking transactions in U.S. Dollars, in the case of LIBOR Advances and USBR Advances, or in Canadian Dollars in the case of Canadian Prime Rate Advances. Upon the occurrence of an Event of Default which is continuing and both before and after maturity, acceleration and judgment, interest will accrue on overdue principal, interest, fees and other amounts payable pursuant to this Agreement, to the extent permitted by applicable law, at a rate which is two percent (2%) per annum in excess of the rate of interest then otherwise payable under this Agreement and shall be payable on demand.

(b)	Subject to Section 2.12(d), Section 2.12(e), and Section 2.12(f), all payments by the Borrowers under this Agreement or by Inco under the Inco Guarantee shall be made at the offices of the Administrative Agent as notified to the Borrowers by the Administrative Agent in advance without offset or counterclaim but net of applicable withholding Taxes (other than Excluded Taxes), if any. If a Borrower or Inco as guarantor under the Inco Guarantee (each, a “Withholding Tax

Obligor”) shall be so required to withhold any such Taxes from or in respect of any amount payable in respect of the Term Loan Facility under this Agreement or the Inco Guarantee:
(i)	the amount payable shall be increased by such additional amount as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 2.12(b)), the Lenders or Administrative Agent, as applicable, receive a net amount equal to the full amount they would have received if no deduction or withholding had been made;

(ii)	such Withholding Tax Obligor shall make such required deductions or withholdings;

(iii)	such Withholding Tax Obligor shall pay the full amount deducted or withheld to the relevant governmental authority in accordance with and within the time required by applicable law; and

(iv)	such Withholding Tax Obligor shall deliver to the Lenders or Administrative Agent, as applicable, as soon as practicable after it has made such payment to the applicable authority (A) a copy of such receipt as issued by such governmental authority evidencing the remittance of all amounts required to be deducted or withheld from the sum payable under this Agreement, or (B) if such a receipt is not available from such governmental authority, notice of the payment of such amount deducted or withheld.
In addition, the Borrowers or Inco as guarantor under the Inco Guarantee agree to immediately pay any and all Other Taxes which arise from any payment made by such Borrowers under this Agreement or Inco under the Inco Guarantee, or the execution, deliver, registration of or otherwise with respect to this Agreement or the Inco Guarantee.
(c)	Without prejudice to Section 2.12(b), but subject to Section 2.12(d), Section 2.12(e), and Section 2.12(f), if the Administrative Agent or any Lender (in this Section 2.12(c) an “Indemnitee”) is required at any time (whether before or after any Withholding Tax Obligor has discharged all of its other obligations under this Agreement) to make any payment on account of any Taxes (other than Excluded Taxes) or Other Taxes (including penalties and interest payable in connection therewith) under this Agreement or the Inco Guarantee, whether or not correctly or legally asserted, the relevant Withholding Tax Obligor shall, within thirty (30) days of written demand of such Indemnitee, promptly indemnify such Indemnitee against such payment or liability, together with interest and penalties in connection with such payment or liability. In addition, the relevant Withholding Tax Obligor shall indemnify the relevant Indemnitee for any Taxes based on or measured by the overall net income of the relevant Lender or the Administrative Agent imposed by any jurisdiction on or with respect to any increased amount payable by such Withholding Tax Obligor under this Section 2.12. An Indemnitee intending to make a claim pursuant to this Section 2.12(c) shall notify the relevant Borrower of the event in respect of which it believes it is entitled to make such claim and supply reasonable supporting evidence including a copy of the relevant portion of any written assessment, provided that any such Indemnitee shall not be required to disclose any information required to be kept confidential by regulation or contract.

(d)	The obligation of a Withholding Tax Obligor to pay additional amounts pursuant to this Section 2.12 shall not apply with respect to Taxes, interest, or penalties (i) arising by virtue of a Lender or the Administrative Agent, as applicable, having a connection with the jurisdiction that imposes such Taxes, interest, or penalties other than merely by the execution of this Agreement, receipt of payments in respect of Term Loan Advances under this Agreement, the holding and disposition of Term Loan Advances, the performance of its obligations or the enforcement of its rights in respect of Term Loan Advances under this Agreement, (ii) arising by virtue of a Lender or Administrative Agent, as applicable, not dealing at arm’s length with such Withholding Tax Obligor for purposes of the ITA, (iii) arising pursuant to Regulation 105(1) of the ITA in respect of services rendered in Canada by a person that is a non-resident of Canada for purposes of the ITA, or (iv) arising from a failure by the Administrative Agent or any Lender to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or any applicable tax treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of Taxes, but only to the extent that the Administrative Agent or Lender, as the case may be, was legally entitled to comply.

(e)	If any Withholding Tax Obligor shall pay any additional amounts pursuant to Section 2.12(b) or indemnity payments pursuant to Section 2.12(c) and the Administrative Agent or any Lender at any time thereafter receives a refund of the Taxes or a direct credit which in such Lender’s sole opinion (acting in good faith) is attributable to such amounts paid by such Withholding Tax Obligor (any of the foregoing being referred to as a “refund”), such Lender shall, to the extent that it can do so without prejudice to the retention of the relevant refund and subject to such Withholding Tax Obligor’s obligation to repay promptly on demand by such Lender the amount to such Lender if the relevant refund is subsequently disallowed or cancelled, reimburse such Withholding Tax Obligor promptly after receipt of such refund by such Lender with such amount as such Lender shall in its sole opinion but in good faith have concluded to be the amount of the relevant refund. Nothing contained in this Agreement shall interfere with the right of any Lender or the Administrative Agent to arrange its Tax and other affairs in whatever manner it thinks fit. No Lender or the Administrative Agent shall be required to disclose any confidential information relating to the organization of its affairs.

(f)	Notwithstanding any other provision in this Agreement to the contrary, the Borrowers shall not be required to pay any additional amounts pursuant to Section 2.12(b) in respect of any payments on or in respect of the Bridge Loan Facility under this Agreement as a result of deductions or withholdings on account of any applicable withholding tax on such payments, or to indemnify the Bridge Loan Lenders pursuant to Section 2.12(c)), in respect of such withholding tax.

(g)	In addition to the provisions of Section 2.12(b), in respect of amounts paid or credited by a Borrower under this Agreement or Inco under the Inco Guarantee to or for the benefit of a particular Lender that is an “authorized foreign bank” for purposes of the ITA, the obligations under this Section 2.12 to pay an additional amount shall apply where the particular Lender is liable for Tax under Part XIII of the ITA in respect of such payment, even if the relevant Withholding Tax Obligor is not required under the ITA to deduct or withhold an amount in respect of Taxes on such payment and Section 2.12 shall apply, mutatis mutandis, as if the relevant Withholding Tax Obligor was required to withhold an amount in respect of such Taxes.
     Section 2.13 Evidence of Debt
The Administrative Agent shall open and maintain in accordance with its usual practice books of account evidencing all Advances and all other amounts owing by the Borrowers to the Administrative Agent and the Lenders hereunder. The Administrative Agent shall also enter in the foregoing accounts details of every Drawing Notice in respect of each Advance and all amounts from time to time owing or paid by the Borrowers to the Administrative Agent for its own account or for the account of the Lenders hereunder, the amounts of principal, interest and fees payable from time to time hereunder and the undrawn portion of each Lender’s Commitment available to be drawn down by the Borrowers. The information entered in the foregoing accounts shall constitute, in the absence of manifest error, prima facie evidence of the obligations of the Borrowers to the Administrative Agent and the Lenders hereunder, the date the Lenders made each Advance available to the Borrowers, and the amounts the Borrowers have paid from time to time on account of the principal of and interest on each Advance.
     Section 2.14 Commitment Fee
(a)	Term Loan Facility Commitment Fee. During the period from (and including) the Effective Date to (but excluding) the earliest of (i) the Term Loan Facility Maturity Date, (ii) the date the Total Term Loan Commitment has been wholly advanced or has been reduced to zero, and (iii) the date that the Unused Term Loan Commitment has been reduced to zero, Inco shall pay to the Administrative Agent for the benefit of the Term Loan Lenders an aggregate commitment fee in respect of the Term Loan Facility (the “Term Loan Facility Commitment Fee”).

(b)	Bridge Loan Facility Commitment Fee. During the period from (and including) the Effective Date to (but excluding) the earlier of (i) the Bridge Loan Facility Maturity Date, (ii) the date the Total Bridge Loan Commitment has been wholly advanced or has been reduced to zero, and (iii) the date that the Unused Bridge Loan Commitment has been reduced to zero, Inco shall pay to the Administrative Agent for the benefit of the Bridge Loan Lenders an aggregate commitment fee in respect of the Bridge Loan Facility (the “Bridge Loan Facility Commitment Fee”).

(c)	Payment of the Commitment Fees. Each Commitment Fee shall be based on the Rating of Inco as determined by the Rating Agencies for the actual number of days elapsed in the period referred to in Section 2.14(a) Section 2.14(b), as applicable. Each Commitment Fee shall be payable at a per annum rate equal to (x) the applicable commitment fee rate set forth on in the table below (the “Applicable Commitment Fee Rate”) times (y) the Unused Term Loan Commitment or the Unused Bridge Loan Commitment, as applicable, for each day of such period.

Rating	Applicable Commitment Fee Rate (%)
=/> A3/A-	0.085
= Baa1/BBB+	0.100
= Baa2/BBB	0.125
= Baa3/BBB-	0.150
= Ba1/BB+	0.200
</= Ba2/BB	0.300
Each Commitment Fee shall be payable (i) quarterly in arrears in respect of the immediately preceding fiscal quarter on the Business Day that is one (1) Business Day next following the Business Day on which the Administrative Agent shall have notified Inco of the amount due and (ii) upon maturity of, or, if earlier, termination of the Term Loan Commitment or Bridge Loan Commitment, as applicable (provided that the Administrative Agent shall give Inco one (1) Business Day’s notice of the amount due failing which the applicable Commitment Fee shall be payable by Inco on the next Business Day following Inco’s receipt of such notice). Each Commitment Fee shall be promptly distributed by the Administrative Agent to the Lenders based on their respective Pro Rata Shares.
(d)	Rate Adjustments and Cash Adjustments. Any change in the Applicable Commitment Fee Rate brought about by a Ratings Change shall take effect on the first Business Day immediately following the date of such Ratings Change. Inco and the Administrative Agent, acting on behalf of the Lenders, agree to settle in cash any adjustments which may be necessary with regard to commitment fee payments which shall have been made prior to the receipt of notice pertaining to such Ratings Change.
     Section 2.15 Pari Passu Obligations
The obligations of the Borrowers under this Agreement and any of the other Loan Documents (collectively, the “Borrower Obligations”) shall be unsecured and rank pari passu with any other senior unsecured indebtedness of the Borrowers; provided that the Borrower Obligations shall have the benefit of any guarantees and/or security now or hereafter provided under any of Inco’s other senior indebtedness.
ARTICLE 3
CONDITIONS OF LENDING/BORROWING
     Section 3.01 Deliveries for Effective Date
The Effective Date shall occur on the date that Inco has:
(a)	delivered each of the following documents to the Lenders, in form and substance satisfactory to the Administrative Agent and its counsel, acting reasonably:
(i)	This Agreement and the other Loan Documents listed in Part 1 of Schedule Q, duly executed and delivered by the parties hereto and thereto.

(ii)	Certified copies of (i) the restated articles of incorporation of Inco under the Canada Business Corporations Act (Canada) issued by the Director under the Canada Business Corporations Act (Canada), (ii) Inco’s By-law No. 1, and (iii) excerpts from resolutions of the board of directors of Inco approving the Transactions (to the extent contemplated in Part 2 of Schedule Q), this Agreement, and each of the other Loan Documents listed in Part 1 of Schedule Q to which Inco is a party.

(iii)	A certificate of an appropriate officer of Inco certifying the names and true signatures of the officers of Inco duly authorized to sign this Agreement and any other Loan Documents and the other documents to be delivered hereunder and thereunder.

(iv)	A certificate of an appropriate officer of Inco certifying that (i) the representations and warranties contained in Section 4.01 are correct as at such date, except to the extent that such representations and warranties relate to an earlier or later date; and (ii) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default, but for the requirement that notice be given or time elapse with respect to any applicable grace period or both.

(v)	An opinion of each of Borrowers’ Counsel, Inco’s in-house counsel, and Ogilvy Renault LLP (as Canadian counsel to the Lenders), substantially in the form of Schedules I, J, and K, respectively.

(vi)	Pro forma financial statements consisting of a pro forma consolidated balance sheet of Inco (including Falconbridge and its Subsidiaries) as of June 30, 2005 and a pro forma consolidated statement of earnings for the year ended 2004 and the six month period ended June 30, 2005 (in each case after giving effect to the Tender Offer and the incurrence of Advances (in an aggregate principal amount consistent with the assumptions contained in section 3 of the notes to the pro forma financial statements provided in the Circular) hereunder, including fees, commissions, and expenses in connection therewith), as supplemented by a pro forma consolidated balance sheet as at September 30, 2005 and pro forma consolidated statement of earnings for the nine-month period ended September 30, 2005 and which Inco believes to be reasonably accurate based on information available at the time of preparation. Such pro forma financial statements will be prepared in accordance with Rule 44-101 of the Ontario Securities Commission Rules and GAAP and shall be consistent with the pro forma financial statements provided in the Circular;
(b)	delivered to the Administrative Agent such other usual and customary agreements and documents as the Lenders may have reasonably requested relating to Inco, its Restricted Subsidiaries and the Subsidiary Borrowers to the extent relevant to the Transactions, together with such amendments thereto as may have been entered into as permitted in Section 5.05 and all other available definitive documentation related to the Transactions, all as listed in Part 2 of Schedule Q;

(c)	delivered to the Administrative Agent all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001; and

(d)	paid all fees, costs, and expenses when due and payable to the Administrative Agent and the Lenders under or in connection with the Loan Documents.
     Section 3.02 Conditions Precedent to the Initial Advance
The obligations of the Lenders to make the initial Advance to the Borrowers is subject to the conditions precedent that:
(a)	Inco has delivered to the Administrative Agent a certificate of an appropriate officer of Inco certifying that (i) the representations and warranties contained in Section 4.01 are true and correct as at the date of such Advance, except to the extent that such representations and warranties relate to an earlier or later date; and (ii) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default, but for the requirement that notice be given or time elapse with respect to any applicable grace period or both;

(b)	Inco has delivered to the Administrative Agent such additional usual and customary agreements and documents as the Lenders may have reasonably requested relating to Inco, its Restricted Subsidiaries and the Subsidiary

Borrowers to the extent relevant to the Transactions, all as listed in Part 3 of Schedule Q;

(c)	Inco has paid all fees then due and payable to the Administrative Agent and the Lenders under or in connection with the Loan Documents;

(d)	all conditions precedent to the Tender Offer, as set forth in Schedule F (or as varied or waived with the approval of the Majority Lenders (where required under this Agreement), acting reasonably and as promptly as practicable in the circumstances), have been satisfied; and

(e)	such Advance, or otherwise giving effect to the request for such Advance, will not violate any applicable law, regulation, rule, policy or order then in effect.
     Section 3.03 Conditions Precedent to the Subsequent Advances
The obligations of the Lenders to make any Advances to the Borrowers subsequent to the initial Advance shall be subject to the conditions precedent that (i) the representations and warranties contained in Section 4.01 are true and correct as at the date of the applicable Drawing Notice and on the date of the Borrowing under such Drawing Notice, except to the extent that such representations and warranties relate to an earlier or later date, (ii) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse with respect to any applicable grace period or both, and (iii) such Advance, or otherwise giving effect to the request for such Advance, will not violate any applicable law, regulation, rule, policy or order then in effect. Each request by a Borrower for an Advance subsequent to the initial Advance made to such Borrower shall constitute a representation and warranty by such Borrower as of the date of such request that the conditions specified in this Section 3.03 have been satisfied.
     Section 3.04 Income Tax Act (Canada) Certificate of Bridge Loan Lenders
Each initial Bridge Loan Lender (other than Natexis Banques Populaires), on or before the date of the initial Advance, and each Bridge Loan Lender which executes an Assignment and Acceptance after the date of the initial Advance, shall, unless an Event of Default has occurred and is continuing, deliver to Inco a certificate of such Bridge Loan Lender in the form of Schedule G representing and warranting either that it is not a non-resident of Canada for purposes of the ITA, or alternatively that it is a Canadian partnership within the meaning assigned by Section 102 of the ITA, or alternatively that it is an authorized foreign bank deemed to be resident in Canada for purposes of the ITA in respect of all amounts paid or credited to such Bridge Loan Lender under or in respect of this Agreement. Each Bridge Loan Lender shall promptly notify Inco upon any change occurring in terms of their residency status (or that of any of their respective partners) under the ITA.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     Section 4.01 Representations and Warranties of Inco
Inco (without reference to Falconbridge or the consolidation of Falconbridge and Falconbridge’s Subsidiaries for a period (the “Initial Period”) of 120 days next following the acquisition by Inco or one of its Subsidiaries of 100% of the Falconbridge Common Shares, except with respect to Section 4.01(m)), represents and warrants as follows:
(a)	Existence. It and each of the Subsidiary Borrowers is a corporation continued, incorporated, or amalgamated, as applicable and validly existing under its governing jurisdiction, and is qualified to do business in each jurisdiction in which failure so to qualify would have a material adverse effect on the business condition of Inco and its Subsidiaries, considered as a whole.

(b)	Due Execution. The execution, delivery and performance by each of Inco and each Subsidiary Borrower of each Loan Document to which it is a party are within its powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its constating documents or by-laws or (ii) any applicable law or any rule, regulation, writ or decree then in effect or any contractual restriction binding on or affecting it or any of its properties.

(c)	No Other Authorization. No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Inco or any Subsidiary Borrower of each Loan Document to which it is a party.

(d)	Legal and Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of Inco and each of the Subsidiary Borrowers enforceable against each of them in accordance with its terms, and, if then in existence, the Inco Guarantee constitutes the legal, valid and binding obligation of Inco, enforceable against it in accordance with its terms, in each case except as may be limited by (i) bankruptcy, insolvency, reorganization or other laws or equitable principles of general application to or affecting the enforcement of creditors’ rights and (ii) the availability of remedies under general equitable principles.

(e)	Financial Statements. As at the Relevant Date, the audited consolidated balance sheet of Inco for its fiscal year ended December 31, 2004, and the related audited consolidated statements of earnings and retained earnings of Inco for the fiscal year then ended, and Inco’s unaudited consolidated balance sheet for the nine months ended September 30, 2005 and the related unaudited consolidated statements of earnings and retained earnings of Inco for the nine-month period then ended, copies of which have been furnished to the Lenders, fairly present the financial condition of Inco and its consolidated Subsidiaries, considered as one enterprise, as at December 31, 2004 and September 30, 2005, respectively, and the results of the operations of Inco and its consolidated Subsidiaries, considered as one enterprise, for the year ended December 31, 2004 and for the nine-month period then ended, respectively, all in accordance with GAAP consistently applied. As at the Relevant Date, there has been no Material Adverse Change, except as publicly disclosed in press releases made by Inco with a national news wire service or in public filings made by Inco with the Ontario Securities Commission or the Securities and Exchange Commission on or prior to October 10, 2005, in the consolidated financial condition of Inco and its consolidated Subsidiaries considered as one enterprise as shown in such financial statements.

(f)	No Litigation. There is no pending or, to the knowledge of Inco, threatened action or proceeding affecting Inco, any Restricted Subsidiary or any Subsidiary Borrower before any arbitrator or court which has or would be expected to have a Material Adverse Effect.

(g)	Compliance with Laws. To the knowledge of Inco, the operations and properties of Inco, of any Restricted Subsidiary and of any Subsidiary Borrower are in material compliance with all applicable laws, including all rules, regulations, orders, and all applicable Environmental Laws, in each jurisdiction in which failure so to comply would have a material adverse effect on the financial condition or operations of Inco and its consolidated Subsidiaries, considered as a whole.

(h)	No Immunity. Neither Inco, nor any Restricted Subsidiary or Subsidiary Borrower, nor any of its or their Principal Properties, has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the respective jurisdictions of organization of Inco, any such Restricted Subsidiary or any such Subsidiary Borrower, as the case may be.

(i)	No Pledges. Inco has not pledged, mortgaged or hypothecated, nor has Inco permitted any Restricted Subsidiary or any Subsidiary Borrower to pledge, mortgage or hypothecate, any of its assets to secure indebtedness for money borrowed except as otherwise permitted by Section 5.04(a).

(j)	Taxes. Each Borrower and each Restricted Subsidiary have in all material respects paid or caused to be paid all taxes (and all interest and penalties related to the non-payment of such taxes), if any, imposed upon any of them or their respective Principal Properties (including all instalments with respect to the current period), except taxes (and all interest and penalties related to the non-payment of such taxes) that are being contested in good faith by appropriate proceedings where adequate reserves have been established in accordance with GAAP.

(k)	Restricted Subsidiaries. As of the Relevant Date, Inco does not have any Restricted Subsidiaries except as set out in Schedule H.

(l)	No Restrictions. There are no restrictions (other than statutory restrictions imposed by applicable law) on the ability of any of Inco’s Wholly-Owned Subsidiaries to (i) declare, make, or pay, or agree to declare, make or pay, or permit any other direct or indirect Wholly-Owned Subsidiary to declare, make or pay, or agree to declare, make or pay, any dividends or other distributions on any of its or their equity securities, or (ii) pay any indebtedness or other amounts owed to Inco or any of its Wholly-Owned Subsidiaries, except in either case (1) as may exist prior to the Effective Time (as defined in the Support Agreement) in respect of Falconbridge and its Subsidiaries, or (2) any such restrictions consistent with market practice which are agreed upon by such Subsidiary with arms’ length parties in connection with financing infrastructure and other projects or pursuant to the terms of any joint venture, co-ownership, shareholder, or partnership agreement governing financing or operation of the relevant joint venture, co-ownership, or partnership.

(m)	Information. As at the Relevant Date, all information taken as a whole (other than financial projections) pertaining to Inco, its Subsidiaries, and (to the best of Inco’s knowledge) Falconbridge and its Subsidiaries, and the Transactions that has been or will be made available to the Lenders or the Administrative Agent by or on behalf of Inco is or will be when submitted (or as subsequently varied or supplemented), accurate and complete in all material respects and not misleading in any material respect. As at the Relevant Date, all financial projections (including without limitation, the pro forma financial statements delivered to the Administrative Agent pursuant to Section 3.01(a)(vi) made available to the Lenders or the Administrative Agent by or on behalf of Inco) have been prepared in good faith and based upon assumptions believed by Inco to be reasonable.

(n)	Canadian Pension Plans and Benefit Plans. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) all Canadian Pension Plans and Benefit Plans are funded as required by applicable law, (ii) no failure to make contributions has occurred with respect to any Canadian Pension Plan sufficient to give rise to a lien or charge affecting any Borrower or any Restricted Subsidiary under any applicable pension benefit laws, and (iii) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan and Benefit Plan have been made.

(o)	U.S. Plans. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, none of Inco, its Restricted Subsidiaries, the Subsidiary Borrowers and their respective ERISA Affiliates (i) has any Accumulated Funding Deficiency, whether or not waived, (ii) has failed to make any required contribution or payment to any U.S. Pension Plan, or made any amendment to any U.S. Pension Plan, which has resulted or could reasonably be expected to result, in the imposition of a lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401(a)(29) of the Code, (iii) has incurred, or is reasonably likely to incur, any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA), (iv) has failed to comply with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan or is in material “default” (as defined in

Section 4219(c)(5) of ERISA) with respect to payments to any Multiemployer Plan) or (v) has violated any provision of ERISA.

(p)	Investment Company Act. Neither Inco, nor any Restricted Subsidiary, nor any Subsidiary Borrower is required to be registered as an “investment company” or is a company “controlled” by an “investment company” or is a “principal underwriter” or “promoter” for an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(q)	Margin Stock. Not more than 25% of the assets of Inco, any Restricted Subsidiary or any Subsidiary Borrower consists of Margin Stock. No part of the proceeds of the Advances made to any Borrower will be used to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, in any material respect, the provisions of Regulation U or other applicable margin regulations of the Board of Governors of the Federal Reserve System.

(r)	Filings. All material filings have been or will when required be made in respect of the Tender Offer, the Transactions and the incurrence of Advances hereunder.

(s)	Tender Offer. As at the Relevant Date, Inco has, or will have upon drawdown of Advances hereunder, sufficient funds to complete the Transactions to the extent contemplated in Part 2 of Schedule Q and any repayment or refinancing of debt or redemption of preferred shares in connection therewith.
ARTICLE 5
COVENANTS OF THE BORROWERS
     Section 5.01 General
It is understood and agreed by the Lenders that:
(a)	the covenants contained in Section 5.02(a), Section 5.02(b), Section 5.02(d), Section 5.02(e), Section 5.02(f), Section 5.02(g), Section 5.02(h), Section 5.02(i), Section 5.03, Section 5.04(c), Section 5.04(d), Section 5.04(e), Section 5.04(f), and Section 5.04(g) are made by Inco without reference to, or consolidation of, Falconbridge and Falconbridge’s Subsidiaries for the Initial Period; and

(b)	the covenants contained in Section 5.02(c), Section 5.04(a) and Section 5.04(b) are made by Inco without reference to, or consolidation of, Falconbridge and Falconbridge’s Subsidiaries until the earlier of:
(i)	the first date upon which (1) Inco has acquired beneficial ownership (within the meaning of the OSA) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of Falconbridge that would constitute voting or equity shares of Falconbridge representing more than 50% of the total number of votes attached to all voting securities of Falconbridge then outstanding, and (2) the board of directors of

Falconbridge has been reconstituted as contemplated in Section 1.5 of the Support Agreement with the result that Inco designees constitute a majority of such board in compliance with applicable law; and

(ii)	the day next following the Initial Period.
     Section 5.02 Affirmative Covenants
So long as any Advance hereunder shall remain unpaid, or the Commitments shall not have been terminated or cancelled in full, Inco will, subject to Section 5.01, unless the Majority Lenders shall otherwise consent in writing:
(a)	Compliance with Laws, etc. Comply, and cause each Restricted Subsidiary and each Subsidiary Borrower to comply, in all material respects, with all applicable laws, rules, regulations and orders, including but not limited to all Environmental Law, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or any such Restricted Subsidiary, any such Subsidiary Borrower or upon any of its Principal Properties or those of any such Restricted Subsidiary or any such Subsidiary Borrower, as the case may be, except to the extent contested in good faith.

(b)	Actual Knowledge of Event of Default. If it shall have actual knowledge that an event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse with respect to any applicable grace period or both, promptly inform the Administrative Agent in writing of such Event of Default or other event and the action proposed in respect thereof unless such Event of Default or other event shall be remedied or cured before Inco is reasonably able to so inform the Administrative Agent.

(c)	Environmental Indemnity. In the event that the Lenders shall incur any loss, cost, (including, without limitation, reasonable legal fees and disbursements and consulting fees and disbursements), charge, liability or damage except for any loss, cost, charge, liability or damage attributable to the gross negligence or wilful misconduct of the Administrative Agent or the Lenders, resulting from the violation by any Borrower or by any Restricted Subsidiary of any Environmental Law, on demand by the Administrative Agent, indemnify and hold harmless the Lenders against any such loss, cost, charge, liability or damage.

(d)	Existence. Subject to Section 5.04(c), do or cause to be done all things necessary to preserve and keep in full force and effect its, each Subsidiary Borrower’s and each Restricted Subsidiary’s, corporate or partnership existence, rights (charter and statutory) and franchises necessary in the normal conduct of its business except where failure to do so would not, in the aggregate, have a material adverse effect on the business, operations, property or financial condition of Inco and its Subsidiaries considered as a whole; provided that Inco shall not be required to preserve any such right or franchise if the board of directors of Inco shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Borrowers.

(e)	Maintenance of Property. Cause (i) all properties used in the conduct of its, each Subsidiary Borrower’s and each Restricted Subsidiary’s business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment; (ii) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; and (iii) all properties used in the conduct of its business, the business of each Subsidiary Borrower and the business of each Restricted Subsidiary to be operated in material compliance with all Environmental Laws and with all policies and procedures of Inco in respect thereof, except in each case where failure to do so would not, in the aggregate, have a material adverse effect on the business, operations, property or financial condition of Inco and its Subsidiaries, considered as a whole; provided that nothing in this Section 5.02(e) shall prevent Inco from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the good faith judgment of Inco, necessary or desirable in the conduct of its business.

(f)	Insurance. Maintain with financially sound and reputable insurance companies insurance on its properties, the properties of each Subsidiary Borrower and the properties of each Restricted Subsidiary, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or similar business except where the failure to do so would not, in the aggregate, have a material adverse effect on the business, operations, property or financial condition of Inco and its Subsidiaries, considered as a whole.

(g)	Inspection of Property. Permit representatives of the Lenders, at their own expense and upon reasonable notice to Inco, to visit and inspect properties of Inco, each Subsidiary Borrower and each Restricted Subsidiary and to discuss its affairs with knowledgeable officers of Inco, all subject to such confidentiality obligations as Inco may reasonably request.

(h)	Use of Proceeds. Apply, and cause each Subsidiary Borrower to apply, Advances solely to the purposes set out in Section 2.03(d).

(i)	Existing Credit Agreements. In the event Inco amends, adds or modifies representations, warranties, covenants or events of default in any material respect in the Existing Credit Agreements, Inco will, prior to the effectiveness of any such amendment, addition or modification, offer to make a conforming amendment to this Agreement in form and substance satisfactory to the Lenders, acting reasonably.

(j)	Additional Documentation Relating to the Tender Offer. Deliver to the Administrative Agent following completion of any (i) Pre-Acquisition Reorganization (as defined in the Support Agreement), (ii) Subsequent Acquisition Transaction (as defined in the Support Agreement), (iii) Compulsory Acquisition (as defined in the Support Agreement), and (iv) Subsequent

Amalgamation, copies of any documents relating thereto as reasonably requested by Administrative Agent.

(k)	Additional Regulatory Documentation. Deliver to the Administrative Agent, as reasonably requested by the Administrative Agent, a copy of any approval, authorization, or clearance contemplated in Part 3 of Schedule Q following receipt thereof, or evidence of the expiration or termination of any applicable waiting period.
     Section 5.03 Financial Reporting
So long as any Advances hereunder shall remain unpaid, or the Commitments shall not have been terminated or cancelled in full, Inco will, subject to Section 5.01, unless the Majority Lenders shall otherwise consent in writing:
(a)	Reporting Requirements. Furnish to the Administrative Agent: (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Inco, an unaudited consolidated balance sheet of Inco as of the end of such quarter and an unaudited consolidated statement of earnings of Inco for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, in each case prepared in conformity with GAAP; (ii) promptly after the conclusion of each quarter of each fiscal year of Inco, and in any event within 45 days after the end of the first three quarters of each fiscal year and within 90 days after the end of the fiscal year in the case of the fourth quarter, a certificate of the chairman, chief executive officer, chief financial officer, comptroller, treasurer or any assistant treasurer of Inco, dated as of the last day of each such quarter, (x) setting forth Inco’s calculation of the Debt/Equity Ratio; and (y) stating that (A) to the knowledge of such officer, during such quarter no event occurred and was continuing which constituted an Event of Default or would have constituted an Event of Default under this Agreement, but for the requirement that notice be given or time elapse with respect to any applicable grace period or both; and (B) each of the representations and warranties of Inco contained in Section 4.01(a), (b), (c), (d), (f), (g), (h), (i), (j), (l), (n), (o), (p), and (q) was true and correct as at the last day in such fiscal quarter or year, as the case may be; (iii) as soon as available and in any event within 120 days after the end of each fiscal year of Inco, a copy of the annual report for such year for Inco and its consolidated Subsidiaries, containing consolidated financial statements for such year in each case prepared in conformity with GAAP and certified by Inco’s auditors, or other independent public accountants; (iv) promptly after the sending or filing thereof, email notice of such filing of all reports which Inco sends to the holders of its common shares and all reports (excluding exhibits) on Forms 10-Q, 8-K, 10-K and all proxy statements filed pursuant to the requirements of the 1934 Act, and registration statements (excluding registration statements on Form S-8 or comparable forms) pursuant to the U.S. Securities Act of 1933, which Inco files with the U.S. Securities and Exchange Commission and any national securities exchange in the U.S. and any other reports filed by Inco with the Ontario Securities Commission, except to the extent that such other reports have been in substance filed with the U.S. Securities and Exchange Commission and notice furnished to the

Administrative Agent; (v) notice of any Ratings Change promptly after the occurrence thereof; and (vi) such other information respecting the condition or operations, financial or otherwise, of Inco or any of its Subsidiaries as the Administrative Agent may from time to time reasonably request.
     Section 5.04 Negative Covenants
So long as any Advance hereunder shall remain unpaid, or the Commitments shall not have been terminated or cancelled in full, Inco shall, subject to Section 5.01, comply with the negative covenants set forth in this Section 5.04. Subject to Section 5.01, Inco, without the written consent of the Majority Lenders will not, and in the case of Section 5.04(a) and Section 5.04(b), permit any Restricted Subsidiary or Subsidiary Borrower to:
(a)	Negative Pledge. Create or incur or assume any mortgage, hypothec, charge, pledge, lien or other security interest (hereinafter in this Section 5.04 collectively referred to as “a mortgage” or “mortgages”), securing any indebtedness for money borrowed (hereinafter in this subsection (a) referred to as “Indebtedness”), of or upon any Principal Property, or on shares of stock or Indebtedness of any Subsidiary Borrower or any Restricted Subsidiary now owned or hereafter acquired by Inco, a Subsidiary Borrower or a Restricted Subsidiary, without making effective provision, and Inco covenants that in any such case it will make or cause to be made effective provision, whereby the Advances hereunder then or from time to time outstanding (together with, if and to the extent Inco shall so determine, any other Indebtedness or other obligations then existing or thereafter created) shall be secured by such mortgages equally and rateably with (or prior to) any and all Indebtedness and obligations secured or to be secured thereby, so long as such Indebtedness shall be so secured, provided that the foregoing covenants shall not prevent, restrict or apply to any of the following:
(i)	Any mortgage on property, shares of stock or Indebtedness of any corporation or partnership existing at the time such corporation or partnership becomes a Subsidiary Borrower or a Restricted Subsidiary;

(ii)	Any mortgage on any Principal Property existing at the time of acquisition of such property by Inco or a Restricted Subsidiary, whether or not assumed by Inco or such Restricted Subsidiary; provided, however, that no such mortgage shall extend to any other Principal Property of Inco or any Restricted Subsidiary;

(iii)	Any mortgage on any Principal Property (including any improvements on an existing Principal Property) hereafter acquired or constructed by Inco or any Restricted Subsidiary to secure the payment of all or any part of the purchase price or cost of construction of such Principal Property (or to secure any Indebtedness incurred by Inco or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price thereof or cost of construction thereof or of improvements thereon) created prior to, at the time of, or within 90 days after, the later of the acquisition, completion of construction, or commencement of full operation of such Principal Property; provided, however, that no such mortgage shall extend to any other Principal Property of Inco or a Restricted Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the Principal Property so constructed, or the improvement, is located;

(iv)	Any mortgage on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to Inco or to a Restricted Subsidiary;

(v)	Any mortgage on any Principal Property of Inco or any Restricted Subsidiary in favour of (A) Canada or any Province or Territory thereof, or any political subdivision, department, agency or instrumentality of any of them or (B) the United States or any State thereof, or any political subdivision, department, agency or instrumentality of any of them, to secure partial, progress, advance or other payments to Inco or any Restricted Subsidiary pursuant to the provisions of any contract or statute;

(vi)	Any mortgage on any Principal Property of Inco or any Restricted Subsidiary existing on the date hereof;

(vii)	Any mortgage on any Principal Property of Inco or any Restricted Subsidiary created for the sole purpose of renewing or refunding any mortgage referred to subsections (i) through (vi), inclusive, of this Section 5.04(a); provided that the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such renewal or refunding together with all reasonable costs incurred in connection with such renewal or refunding, and that such renewal or refunding mortgage shall be limited to all or any part of the same property and improvements thereon which secured the mortgage being renewed or refunded; or

(viii)	Any mortgage on any Principal Property created, incurred or assumed to secure Indebtedness of Inco or any Restricted Subsidiary, which would otherwise be subject to the foregoing restrictions of this Section 5.04(a), securing an aggregate principal amount which, together with the aggregate principal amount of other Indebtedness secured by mortgages on Principal Properties then outstanding (excluding any such Indebtedness secured by mortgages covered in clauses (i) through (vii), inclusive, of this Section 5.04(a)) and the Attributable Debt in respect of all Sale and Leaseback Transactions entered into after the date hereof (not including Attributable Debt with respect to any such Sale and Leaseback Transaction the proceeds of which have been or will be applied in accordance with Section 5.04(b)(ii)), would not at the time exceed 5% of Consolidated Net Tangible Assets.
For purposes of this Section 5.04(a), the following shall not be deemed to be mortgages securing Indebtedness and, accordingly, nothing contained in this Section 5.04 shall prevent, restrict or apply to:
(x)	any acquisition by Inco, any Subsidiary Borrower or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in nickel, copper, cobalt, precious metals, oil, gas or any other mineral or timber in place or the proceeds thereof;

(y)	any conveyance or assignment under the terms of which Inco, any Subsidiary Borrower or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in nickel, copper, cobalt, precious metals, oil, gas or any other mineral or timber in place or the proceeds thereof; or

(z)	any mortgage upon any property or assets owned or leased by Inco, any Subsidiary Borrower or any Restricted Subsidiary or in which Inco, any Subsidiary Borrower or any Restricted Subsidiary owns an interest to secure to the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the said property (or property with which it is unitized) the payment to such Person or Persons of Inco’s, such Subsidiary Borrower’s or such Restricted Subsidiary’s proportionate part of such development or operating expense.
(b)	Sale and Leaseback Transactions. Enter into any arrangement after the date hereof with any bank, insurance company or other lender or investor (other than Inco or a Restricted Subsidiary) providing for the leasing by Inco or a Restricted Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued), which has been or is to be sold or transferred, more than 120 days after the later of the acquisition, completion of construction, or commencement of full operation thereof, by Inco or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”) unless, either:
(i)	Immediately prior to the entering into of such arrangement, Inco or such Restricted Subsidiary could, pursuant to Section 5.04(a)(viii), create a mortgage on a Principal Property to secure Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, or

(ii)	Inco applies, within 120 days after the sale or transfer, an amount equal to the fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (as determined by the Board of Directors of Inco or any committee thereof duly authorized to act hereunder) to the prepayment (other than mandatory prepayment) of Funded Debt of Inco or any Restricted Subsidiary (other than Funded Debt owned by Inco or any Restricted Subsidiary).
(c)	Consolidation, Amalgamation, Merger or Disposition of Assets of Inco. Sell, lease, transfer or otherwise dispose of all or substantially all its property and assets to any other Person authorized to acquire the same or consolidate or amalgamate with or merge into any other Person, or permit any Person other than one of its Subsidiaries to amalgamate with or merge into Inco, in each case other than in connection with any transaction required or contemplated to complete the Transactions or any Subsequent Amalgamation, unless,
(i)	immediately prior to and immediately following such transaction, there shall exist no Event of Default and no event which with the lapse of time with respect to any applicable grace period or the giving of notice or both would become an Event of Default; and

(ii)	each holder of a Participating Security of Inco shall be entitled to receive an interest of substantially equivalent value in a Participating Security of the surviving or emerging Person formed by or resulting from any such consolidation, amalgamation or merger or of the purchasing Person in the case of a sale or disposition of all or substantially all of the property or assets of Inco.
In the case of a transaction involving Inco or a Subsidiary Borrower (including, without limitation, any of the Transactions or any Subsequent Amalgamation), the surviving or emerging Person formed by or resulting from any such consolidation, amalgamation or merger, or the purchasing Person in the case of a sale or disposition of all or substantially all of its property and assets, shall expressly assume and agree in writing to comply with the terms hereof and the other Loan Documents, as applicable, and to pay all Advances then outstanding and all other amounts hereunder when due and payable hereunder.
(d)	Debt/Equity Ratio. Permit the Debt/Equity Ratio to exceed 50:50.

(e)	Transactions Financing. Incur any Debt or permit any Subsidiary to incur any Debt to finance the Transactions, any repayment or refinancing of debt or redemption of preferred shares in connection therewith, payment of fair value for Falconbridge Common Shares acquired pursuant to any dissent or appraisal rights, and all payments of fees, commissions, and expenses in connection therewith, in an aggregate amount in excess of US$* unless otherwise approved by the Majority Lenders, acting reasonably.

(f)	ERISA Compliance. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, Inco will not at any time and will ensure that each of its Subsidiaries and ERISA Affiliates will not: (i) terminate any U.S. Pension Plan so as to incur any liability to the PBGC, (ii) fail to pay to any U.S. Pension Plan any contribution which it is obligated to pay under the terms of such U.S. Pension Plan, if such failure would cause such U.S. Pension Plan to have an Accumulated Funding Deficiency, whether or not waived, (iii) allow or suffer to exist any event or condition which presents a material risk of termination by the PBGC of any U.S. Pension Plan, to the extent that the occurrence or nonoccurrence of such event or condition is within the control of Inco, any Subsidiary of Inco, or any ERISA Affiliate; or (iv) withdraw from any Multiemployer Plan in a manner that would result in any withdrawal liability under Section 4219 of ERISA.

(g)	Cash. Use, or permit any Subsidiary to use, cash in an aggregate amount in excess of the sum of (x) US$* of available cash and (y) the amount equal to the Unused Bridge Loan Commitments, if any, that are terminated pursuant to Section 2.09(a) as a result of Inco or any of its Subsidiaries having received Net Proceeds in respect of Bond Debt (assuming, for the purposes of this Section 5.04(g) that amounts of Net Proceeds determined in accordance with paragraph (x) of Section 2.09(a) are, to the extent received contemporaneously with amounts of Net Proceeds determined in accordance with paragraph (y) of Section 2.09(a), applied to prepay Bridge Loan Advances and, if applicable, terminate Unused Bridge Loan Commitments, before amounts of Net Proceeds determined in accordance with paragraph (y) of Section 2.09(a) are so applied), to complete the Transactions, any repayment or refinancing of debt or redemption of preferred shares in connection therewith, payment of fair value for Falconbridge Common Shares acquired pursuant to any dissent or appraisal rights, and all payments of fees, commissions, and expenses in connection therewith.

(h)	Disposition of Falconbridge Assets. Prior to the earlier of (i) the Effective Time (as defined in the Support Agreement) and (ii) the termination of the Support Agreement, Inco shall not, without the prior consent of the Majority Lenders, acting reasonably, consent to any transaction by Falconbridge which is not permitted by Section 4.1(g) of the Support Agreement unless an amount equal to the proceeds of any such transaction is:
(i)	attributed by Inco to reduce the dollar amount set out in Section 2.09(a)(x)(C)(3) or Section 2.09(a)(x)(C)(4); or

(ii)	applied by Inco to make prepayments of the outstanding Bridge Loan Advances or reduce Unused Bridge Loan Commitments.
     Section 5.05 Transaction Covenants
(a)	Subject to Section 5.05(b), Inco shall not amend, vary or waive (i) any condition precedent in the Support Agreement to the making of the Tender Offer or (ii) any condition precedent to the completion of the Tender Offer specified therein (in each case, other than in connection with any extension of time required to satisfy any condition precedent) without the prior written approval of the Majority Lenders, acting reasonably and as promptly as practicable in the circumstances, as provided below. Upon the making of any such amendment or variation to or waiver of any condition precedent to the Tender Offer which has been so approved, or which does not require any such approval, the equivalent condition precedent in Schedule F shall be deemed to have been amended in the same manner.

(b)	The approval of the Majority Lenders, acting reasonably, shall be required for any amendment, or variation to any of (i) the conditions specified in paragraphs (A), (B), (D), (F), (H), (I), (J) and (L) of Schedule F hereof and (ii) the conditions specified in (C), (E), (G) or (K) of Schedule F hereof, only if the amendment or variation would have a Material Adverse Effect. The approval of the Majority Lenders, acting reasonably, shall be required for any waiver of the conditions referred to in Section 5.05(b)(i) above (subject also as provided below in respect of the conditions specified in paragraphs (H), (J) and (L) of Schedule F); and in respect of the conditions referred to in Section 5.05(b)(ii) above, only if the waiving of such condition precedent would have a Material Adverse Effect.

(c)	Inco shall not, without the approval of the Majority Lenders, acting reasonably and as soon as practicable in the circumstances, determine (i) whether the conditions specified in paragraphs (H) or (J) of Schedule F have been satisfied if the circumstances requiring such determination would have a Material Adverse Effect or (ii) whether the condition specified in paragraph (L) of Schedule F has been satisfied, if the circumstances requiring such determination could reasonably be expected to detrimentally affect successful syndication of the Loan Facilities.

(d)	Inco shall not (i) amend in any material respect any representation or warranty made by Falconbridge in the Support Agreement; or (ii) waive any breach of a material representation or material warranty made by Falconbridge in the Support Agreement, in each case, without approval of the Majority Lenders, acting reasonably and as soon as practicable in the circumstances.
ARTICLE 6
SUBSIDIARY BORROWERS
     Section 6.01 Inco Guarantee
As a condition precedent of the Administrative Agent and the Lenders agreeing that Inco may, from time to time, designate Subsidiary Borrowers in accordance with the provisions of this ARTICLE 6, Inco hereby agrees to give, prior to any such designation being effective, as continuing security for the payment of all of the obligations of the Subsidiary Borrowers hereunder, a guarantee substantially in the form of Schedule P (as amended, varied or supplemented from time to time, the “Inco Guarantee”).
     Section 6.02 Designation of Subsidiary Borrowers
Inco may, from time to time and at any time hereafter, designate, by notice in writing to the Administrative Agent, any Wholly-Owned Subsidiary as a Subsidiary Borrower provided that:

(a)	such Subsidiary was incorporated, continued or amalgamated in accordance with and continues to be governed by the laws of a province of Canada or the federal laws of Canada;

(b)	such Subsidiary is not a non-resident of Canada for purposes of the ITA;

(c)	such Subsidiary, prior to becoming a Subsidiary Borrower, shall have delivered to the Administrative Agent:
(i)	an executed supplement acknowledging and agreeing that it will be bound by the terms and conditions of this Agreement (each, a “Supplement”) as if originally a party hereto substantially in the form of Schedule R;

(ii)	a certified copy of its constating documents and by-laws, as applicable;

(iii)	a certified copy of the resolutions authorizing it to enter into, execute and deliver the Confirmation, and to perform its obligations thereunder and under this Agreement;

(iv)	a certificate as to the incumbency of its officers signing the Confirmation;

(v)	a certificate of status, good standing, or like certificate with respect to its existence issued by appropriate government officials of the jurisdiction of its incorporation or formation; and

(vi)	an opinion of each of Borrowers’ Counsel and Inco’s in-house counsel (or such other counsel acceptable to the Administrative Agent) substantially in the form of Schedules L and M, respectively.
(d)	If not delivered to the Administrative Agent prior to the time of such designation, Inco shall have delivered an executed Inco Guarantee, together with opinions of each of Borrowers’ Counsel and Inco’s in-house counsel substantially in the form of Schedules N and O, respectively.
At any time after a Subsidiary has been designated as a Subsidiary Borrower, Inco may, by notice in writing to the Administrative Agent, rescind such designation such that such Subsidiary no longer constitutes a Subsidiary Borrower provided that all Advances that have been made to such Subsidiary hereunder have been repaid in full.

ARTICLE 7
EVENTS OF DEFAULT
     Section 7.01 Events of Default
If any of the following events (“Events of Default”) shall occur and be continuing but without reference to, or consolidation of, Falconbridge and Falconbridge’s Subsidiaries for the Initial Period:
(a)	Failure to Pay Principal. Any of the Borrowers shall fail to pay any instalment of principal of, or interest on, any Advance or any fee or other amount owing by such Borrower under this Agreement or any other Loan Document when due and payable and such failure shall not have been remedied for five (5) Business Days after the date upon which such instalment shall have been due and payable hereunder; or

(b)	Inco Guarantee. Inco shall fail to pay any amount due under the Inco Guarantee forthwith upon demand therefor; or

(c)	Representations and Warranties False or Misleading. Any representation or warranty made by Inco (or any of its officers) in or in connection with this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect when made or deemed made; provided that if any of the foregoing shall have been occasioned by a change in GAAP made after the date of this Agreement, then any such purported default shall be deemed not to be an Event of Default; or

(d)	Transaction Financing and ERISA. Inco shall fail to perform or observe the covenants contained in Section 5.04(e), Section 5.04(f) and Section 5.04(g); or

(e)	Failure to Perform Other Terms. Any Borrower shall fail to perform or observe any other term, covenant or agreement which shall then be applicable contained in this Agreement or any other Loan Document on its part to be performed or observed (other than the covenants contained in Section 5.04(e), Section 5.04(f) and Section 5.04(g)) and, if such failure is capable of cure (it being understood that financial covenants including, for certainty, the provisions of Section 5.04(d) are capable of cure), any such failure shall remain unremedied for 30 calendar days after the earlier of written notice thereof shall have been given (x) to the Administrative Agent by Inco, or (y) to Inco by the Administrative Agent; provided that if the failure of Inco to perform or observe any such term, covenant or agreement shall have been occasioned by a change in GAAP made after the date of this Agreement, then such failure shall be deemed not to be a default or to result in an Event of Default; or

(f)	Cross Acceleration. An event of default, as defined in any indenture or instrument under which Inco, or any Subsidiary Borrower or Falconbridge has at the time of this Agreement or shall hereafter have outstanding indebtedness thereunder for borrowed money (as a borrower) in excess of US$50 million (or the Equivalent Amount of any other currency), shall occur and be continuing and such indebtedness shall have been accelerated by the holder(s) (or such other party or parties vested with such rights) of such indebtedness so that the full amount of such indebtedness shall immediately be or become due and payable prior to the date on which the same would otherwise have become due and payable, and the Administrative Agent shall have given Inco notice thereof stating that such notice is a notice of default hereunder; provided, however, that if such event of default under such indenture or instrument shall be remedied or cured by Inco, or any Subsidiary Borrower or Falconbridge, as applicable, or waived by the holder(s) of such indebtedness (or such other party or parties vested with such rights), then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action on the part of the Administrative Agent or the Lenders; and provided further that Inco shall promptly notify the Administrative Agent of any such event of default under such indenture or instrument as soon as Inco becomes aware of the same; or

(g)	Failure to Honour Guarantee. In the case of any indebtedness of Inco, any Subsidiary Borrower or Falconbridge in excess of US$50 million (or the Equivalent Amount of any other currency) arising under any Guarantee of Inco, any Subsidiary Borrower or Falconbridge, as applicable, the failure of Inco, any Subsidiary Borrower or Falconbridge, as applicable, to make prompt payment in accordance with the terms of such Guarantee, provided, however, that, so long as Inco, any Subsidiary Borrower or Falconbridge, as applicable, shall contest in good faith its obligation to make such payment in accordance with the terms of such Guarantee, then there shall be no Event of Default unless a judgment requiring Inco, any Subsidiary Borrower or Falconbridge, as applicable, to make such payment under such Guarantee shall have been entered against Inco, any Subsidiary Borrower or Falconbridge, as applicable, and such judgment shall continue unsatisfied and in effect for a period of thirty (30) consecutive days from the date of its entry and shall not have been stayed or suspended, by pendency of an appeal or otherwise, during such period; or

(h)	Voluntary Bankruptcy or Other Proceedings. The institution by Inco, any Subsidiary Borrower or Falconbridge of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws, or the consent by it to the filing of any such petition or to the appointment of a receiver of Inco, any Subsidiary Borrower or Falconbridge, as applicable, of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admitting by Inco, any Subsidiary Borrower or Falconbridge in writing its inability, or being unable, to pay its debts generally as they become due and its willingness to be adjudged a bankrupt or taking corporate action in furtherance of any of the aforesaid purposes; or

(i)	Involuntary Bankruptcy or Other Proceedings. The entry of a decree or order by a court having jurisdiction in the premises adjudging Inco, any Subsidiary Borrower or Falconbridge a bankrupt or insolvent, or the filing of a petition seeking reorganization or winding up of Inco, any Subsidiary Borrower or Falconbridge under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against Inco, any Subsidiary Borrower or Falconbridge or all or substantially all of its property, or appointing a receiver of Inco, any Subsidiary Borrower or Falconbridge of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order or appointment unstayed and in effect for a period of 60 consecutive calendar days, or the pendency of such petition for a period of 60 consecutive calendar days; or

(j)	Adverse Judgments. A final judgment of a court of competent jurisdiction in the United States or Canada for the payment of money in excess of US$50 million (or the Equivalent Amount of any other currency) shall be rendered against Inco or Falconbridge and such judgment shall continue unsatisfied and in effect for a period of more than thirty (30) consecutive days from the date of its entry and shall not have been stayed or suspended, by pendency of an appeal or otherwise, during such period; or

(k)	Government Seizure of Property. Any governmental authority or any person or entity acting under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property and assets of Inco, any of its Restricted Subsidiaries, any Subsidiary Borrower or Falconbridge, located in the United States or Canada; or

(l)	Invalidity. It becomes unlawful for any of the Borrowers to comply with their obligations under the Loan Documents to which each is a party or any of those obligations are not or cease to be legal, valid and binding, in each case, other than as a result of any action or step taken or not taken by the Administrative Agent or the Lenders; or

(m)	Change of Control. The Borrowers shall not, (i) within ten (10) Business Days next following the date any Change of Control occurs, have obtained a waiver from the Majority Lenders pursuant to Section 9.01 with respect to such Change of Control, or (ii) within seven (7) Business Days next following the date any Change of Control occurs, made an irrevocable offer to the Administrative Agent to prepay all outstanding Advances no later than the tenth (10th) Business Day next following the date any Change of Control occurs and terminate the Total Commitments pursuant to Section 2.08.
then, and in any such event, the Administrative Agent shall at the request, or with the consent of the Majority Lenders, by notice to the Borrowers, declare the Lenders’ obligations to make Advances to be terminated and declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be immediately on the same day due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; except that, in the case of an Event of Default specified in Section 7.01(h) or Section 7.01(i), the foregoing remedies shall be available to the Administrative Agent and Lenders automatically upon the occurrence of any such Event of Default without the requirement that such notice be furnished to the Borrowers by the Administrative Agent or the Lenders. In addition to the foregoing remedies, if there shall occur an Event of Default by virtue of Section 7.01(h) or Section 7.01(i) at the time of such Event of Default, each LIBOR Advance shall be converted into a USBR Advance or a Canadian Prime Rate Advance, at the option of the relevant Borrower.
Upon the occurrence of any Event of Default, and in addition to any other rights or remedies of any Lender and the Administrative Agent hereunder, any Lender or the Administrative Agent as and by way of collateral security (or such alternate arrangement as may be agreed upon by the relevant Borrower and such Lender or the Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Administrative Agent (bearing interest at the Administrative Agent’s rates as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by such Lender or the Administrative Agent from such Borrower hereunder or as proceeds of the exercise of any rights or remedies of any Lender or the Administrative Agent hereunder against such Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of such Borrower to the Lenders or the Administrative Agent, or any of them hereunder.
ARTICLE 8
THE ADMINISTRATIVE AGENT AND THE LENDERS
     Section 8.01 Authorization and Action
(a)	Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and such discretion under this Agreement and any of the other Loan Documents as are delegated to it by the terms of this Agreement, together with the powers and discretion reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so doing) upon the instructions of the Majority Lenders (which instructions shall be binding upon all Lenders) or all of the Lenders, as may be required by Section 9.01. The Administrative Agent shall not be required to take any action which (i) exposes it to personal liability; (ii) is contrary to this Agreement or any applicable law; (iii) would require it to become registered to do business in any jurisdiction; or (iv) would subject it to taxation.

(b)	The Administrative Agent has no duties or obligations other than as set out in this Agreement and there shall not be construed against the Administrative Agent any implied duties (including fiduciary duties), obligations or covenants. The Administrative Agent may execute or perform, and may delegate the execution and performance of, any of its powers, rights, discretions and duties under this Agreement and any of the other Loan Documents through or to any Persons designated by it provided that any such delegation does not affect the rights or obligations of the Borrowers hereunder and the Borrowers may continue to deal exclusively with the Administrative Agent.
(c)	The Administrative Agent is not obliged to (i) take or refrain from taking any action or exercise or refrain from exercising any right or discretion under this Agreement and any of the other Loan Documents on behalf of the Lenders; or (ii) incur or subject itself to any cost in connection herewith, unless it is first specifically indemnified or furnished with security by the Lenders, in form and substance satisfactory to it (which may include further agreements of indemnity or the deposit of funds).
     Section 8.02 No Liability
Neither the Administrative Agent nor its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (i) may treat the Lender that made any Advance as the holder of the indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.11; (ii) may consult with legal counsel (including Borrower’s Counsel), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrowers or their existence at any time of any Event of Default or to inspect the property (including the books and records) of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
     Section 8.03 Accommodations by Administrative Agent
The Administrative Agent has the same rights and powers under this Agreement with respect to its Commitment as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent. The Administrative Agent and its affiliates may accept deposits from, lend money to, to the extent permitted by law, act as trustee under indentures of, and generally engage in any kind of business with Inco, any of its Subsidiaries, or any Person who may do business with or own securities of such Persons, all as if it were not the Administrative Agent and without any duty to account to the Lenders. The Administrative Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to Inco or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Administrative Agent.
     Section 8.04 Holding of Security; Sharing of Payments, etc.
(a)	Each Lender agrees with the other Lenders that it will not, without the prior consent of the other Lenders, take or obtain any lien on any assets of the Borrowers to secure the obligations of the Borrowers under this Agreement, except for the benefit of all Lenders or as may otherwise be required by law.

(b)	If any Lender obtains any payment (whether voluntary, involuntary or through the exercise of any right of set-off) on account of Advances made by it in excess of its Pro Rata Share of payments obtained by all the Lenders, such Lender shall account to and pay over to the other Lenders their Pro Rata Share and shall, upon request, immediately purchase from the other Lenders such participations in the Advances made by the other Lenders as shall be necessary to cause the purchasing Lender to share the excess payment with the other Lenders, each according to its Pro Rata Share. If all or any portion of the excess payment is recovered from the purchasing Lender, the purchase price shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of the recovery together with an amount equal to the Lender’s Pro Rata Share (according to the proportion that the amount the Lender’s required repayment bears to the total amount recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount recovered. The Lender purchasing a participation from another Lender pursuant to this Section 8.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including any right of set-off) with respect to such participation as fully as if the Lender were a direct creditor of the Borrowers in the amount of the participation and each of the Borrowers expressly acknowledges the creation of such right.

(c)	Nothing in this Credit Agreement shall be construed or deemed to permit any Lender to enforce its rights and remedies hereunder against the Borrowers alone.
     Section 8.05 Lender Credit Decisions
Each Lender acknowledges that it has independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any of the other Loan Documents.
     Section 8.06 Indemnification
Each Lender shall indemnify and save the Administrative Agent harmless (to the extent not reimbursed by any of the Borrowers) in proportion to its Pro Rata Share from any liabilities,

obligations, losses, damages, penalties, taxes, actions, judgements, suits, costs, expenses, disbursements or claims suffered by, imposed upon or asserted against the Administrative Agent as a result of, or arising out of, this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or any of the other Loan Documents provided that no Lender shall be liable for any part of such liabilities, obligations, losses, damages, penalties, taxes, actions, judgments, suits, costs, expenses, disbursements or claims resulting from the gross negligence or wilful misconduct of the Administrative Agent in its capacity as Administrative Agent. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent promptly upon demand for its rateable share (in proportion to its Pro Rata Share) of any out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents (to the extent not reimbursed by any of the Borrowers). The provisions of this Section 8.06 shall survive the termination of this Agreement and the repayment of the Advances.
     Section 8.07 Liability of the Lenders
Each of the Lenders agrees with each of the other Lenders that, except as otherwise expressly provided in this Agreement, none of the Lenders has or shall have any duty or obligation, or shall in any way be liable to any of the other Lenders in respect of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken in connection with it.
     Section 8.08 Successor Administrative Agent
The Administrative Agent may (i) resign at any time by giving written notice to the Lenders and the Borrowers; (ii) be removed at any time for cause by the Majority Lenders; or (iii) be removed at the request of Inco at any time if its Commitment falls below that of any other Lender, such resignation or removal to be effective upon the appointment of a successor Administrative Agent. Upon notice of any resignation or removal, the Majority Lenders have the right to appoint a successor Administrative Agent who (at any time that no Event of Default has occurred and is continuing) shall be acceptable to Inco, acting reasonably. If no successor Administrative Agent is appointed or has accepted the appointment within thirty (30) days after the retiring Administrative Agent’s notice of resignation or removal, as the case may be, then the retiring Administrative Agent may, on behalf of the Lenders and acting reasonably, appoint a successor Administrative Agent, which is a Lender and which (at any time that no Event of Default has occurred and is continuing) shall be acceptable to Inco, acting reasonably. Upon the acceptance of any such appointment by a successor Administrative Agent, the successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent resignation or removal, as the case may be, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.
     Section 8.09 Reliance Upon Administrative Agent
The Borrowers shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Administrative Agent pursuant to this Agreement or any of the other Loan Documents, and the Borrowers shall generally be entitled to deal with the Administrative Agent with respect to matters under this Agreement or any of the other Loan Documents which the Administrative Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of the Administrative Agent to act on behalf of the Lenders and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Administrative Agent, notwithstanding any lack of authority of the Administrative Agent to provide the same.
     Section 8.10 Confidentiality
(a)	Confidentiality Undertaking. The Administrative Agent and each of the Lenders agrees that it shall:
(i)	keep the Confidential Information strictly confidential and not disclose it to anyone except as permitted by this Section 8.10 and ensure that Confidential Information is protected with security measures and a degree of care that such Person would use with its own confidential information;

(ii)	use the Confidential Information solely in connection with its participation in the Loan Facilities;

(iii)	ensure that any person to whom it passes any Confidential Information (unless disclosed under Sections 8.10(b)(ii) or (iii) acknowledges and complies with the provisions of this Section 8.10 as if that person were also party to it.
(b)	Permitted Disclosure. The parties acknowledge that Confidential Information may be disclosed under the following conditions:
(i)	to any of the parties hereto and their Affiliates, officers, directors, employees and professional advisers to the extent necessary in connection with the Loan Facilities (and to other persons authorized by a Lender or the Administrative Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section);

(ii)	when requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body;

(iii)	when required by the laws or regulations of any country with jurisdiction over the affairs of the recipient;

(iv)	in accordance with Section 9.11(f); or

(v)	with the prior written consent of Inco.
provided, however, that such person notifies Inco prior to any disclosure under Section 8.10(b)(ii) (but no such notice shall be required to disclose Confidential Information pursuant to the request of any regulatory authority described in clause

(ii) above made during the course of a supervisory examination) and uses best efforts at Inco’s request to limit the scope of any disclosure and informs Inco forthwith upon becoming aware that Confidential Information has been disclosed in breach of this Section 8.10.
(c)	Consequences of Breach. It is understood and agreed that Inco or its Subsidiaries may be irreparably harmed by the breach of the terms of this Section 8.10, that damages may not be an adequate remedy, and that Inco or any of its Subsidiaries or any of their officers, employees or professional advisers may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this Section 8.10, without proof of actual damages, in addition to any other remedy to which any of them would be entitled.

(d)	Inside Information. It is acknowledged that some or all of Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and that the Confidential Information will not be used for any unlawful purpose.
ARTICLE 9
MISCELLANEOUS
     Section 9.01 Amendments, etc.
No amendment or waiver of any provision of this Agreement or any instrument delivered hereunder, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, Section 3.02 and Section 3.03, (ii) increase the Commitments of the Lenders, (iii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder due to such Lenders, (iv) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees payable hereunder due to such Lenders, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or change the definition of “Majority Lenders”, (vi) amend the definition of First Advance Expiry Date or Commitment Reduction Date; (vii) amend or release the Inco Guarantee; or (viii) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.
     Section 9.02 Notices, etc.
All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and sent by registered or certified mail or transmitted by facsimile or delivered to a Borrower, a Lender or the Administrative Agent, at the address shown opposite its name on the signature pages of this Agreement; and as to each other party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or transmitted or delivered, be effective when deposited in the mails or delivered, or, when transmitted by facsimile, when receipt thereof is confirmed, as the case may be, except (i) as otherwise provided for herein and (ii) that all notices and communications to the Administrative Agent pursuant to this Agreement shall not be effective until received by the Administrative Agent. All notices, communications and other documents delivered hereunder, unless in the English language, shall be accompanied by a certified English translation thereof.
     Section 9.03 No Waiver; Remedies
No failure on the part of the Lenders, the Administrative Agent or the Borrowers to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 9.04 Accounting Terms
All accounting terms not specifically defined herein shall be construed in accordance with GAAP except as otherwise stated herein.
     Section 9.05 Costs and Expenses
(a)	Out-of-Pocket Costs of the Administrative Agent and Lenders. In consideration for the agreement of the Administrative Agent and the Lenders to enter into this Agreement, Inco agrees to pay on demand all reasonable out-of-pocket costs and expenses (including, without limitation, all reasonable out-of-pocket costs and expenses incurred with respect to the use of Intralinks or in connection with due diligence and travel, and reasonable courier, reproduction, printing, and delivery costs) of the Administrative Agent, the initial Lenders (including in their capacity as Lead Arrangers) associated with the syndication of the Loan Facilities and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the Loan Documents; provided that the fees and out-of-pocket costs and expenses of counsel to be paid by Inco in connection therewith shall be limited to the reasonable fees and out-of-pocket expenses of one set of Canadian and one set of U.S. counsel as the Lenders may deem reasonably appropriate with respect thereto and with respect to advising the Administrative Agent and the Lenders as to their rights and responsibilities under this Agreement. Inco further agrees to pay on demand all reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses) of the Lenders and the Administrative Agent for workout proceedings, enforcement costs, and documentary taxes associated with the Loan Facilities. The obligations of Inco under this Section 9.05(a) shall survive the payment in full of the Advances hereunder and the cancellation or termination of the Commitments in full.

(b)	Broken Interest Periods — LIBOR. If, due to prepayments or repayments made by any Borrower of LIBOR Advances or due to acceleration of the maturity of LIBOR Advances or due to any other reason, the Lenders receive payments of principal of any LIBOR Advance other than on the last day of an Interest Period relating to such LIBOR Advance, such Borrower shall pay to the Lenders on demand (i) an amount equal to the net yield which the Lenders would have earned for the balance of such Interest Period in respect of the LIBOR Advance so repaid or prepaid if such LIBOR Advance had not been repaid or prepaid prior to the end of such Interest Period, reduced, if the Lenders are able to re-lend or reinvest the principal amount of the LIBOR Advance so repaid or prepaid for the balance of such Interest Period, by the net yield to the Lenders on so re-lending or reinvesting the LIBOR Advance, plus (ii) any expense or penalty incurred by the Lenders on so re-lending or reinvesting such LIBOR Advance. A certificate of the Administrative Agent setting forth the basis for the determination by each affected Lender of the amount necessary to compensate it as aforesaid shall be promptly submitted by the Administrative Agent to such Borrower and, absent manifest error, shall be conclusive and binding.
(c)	Indemnity. Inco hereby indemnifies and agrees to hold harmless all Indemnified Parties (as defined below) from and against all Liabilities (as defined below). “Indemnified Party” shall mean the Administrative Agent, the Lead Arrangers, each Lender, and each Affiliate of each of the foregoing and the respective directors, officers, agents, employees, advisors and representatives of each of the foregoing. “Liabilities” shall mean any and all losses, claims, damages, reasonable out-of-pocket costs, expenses (including, but not limited to, reasonable fees and expenses of no more than one set of Canadian counsel and one set of U.S. counsel) and liabilities which may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defence in connection therewith), in each case arising out of, or in connection with or relating to, this Agreement or any of the other Loan Documents or the transactions contemplated hereby and any actual or proposed use of the Advances, except to the extent that such Liabilities are (i) determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct or the failure of such Indemnified Party to perform its obligations in respect of the Loan Facilities, or (ii) for any loss of profit, income, revenue or loss of business opportunity. No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Borrowers or any of their respective security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or wilful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).
     Section 9.06 Judgment Currency
(a)	If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any instrument delivered hereunder in any currency (for the purposes of this Section, the “Original Currency”) into another currency

(for the purposes of this Section, the “Other Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with its normal banking procedures the Lenders could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given or, if permitted by applicable law, on the day on which such judgment is paid or satisfied.
(b)	The obligation of a Borrower in respect of any sum due in the Original Currency to the Lenders under such instrument shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lenders thereof, the Lenders may in accordance with their normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lenders in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders in the Original Currency, the Lenders agree to remit such excess to such Borrower.
     Section 9.07 Descriptive Headings
The descriptive headings of the sections of this Agreement are inserted for convenience of reference only and do not constitute part of this Agreement.
     Section 9.08 Severability
The provisions of this Agreement are severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     Section 9.09 Survival
Except as otherwise provided for herein, no representation, warranty, covenant or agreement not providing for indemnity by Inco hereunder shall survive beyond the payment in full of Advances and of interest, fees, indemnities and other expenses due or to become due hereunder or, if earlier, the termination or cancellation in full of the Total Commitment. All indemnity obligations of any party to this Agreement shall survive the termination of the Commitments, the repayment of Advances hereunder and the termination of this Agreement.
     Section 9.10 Binding Effect; Governing Law
This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns, except that neither Inco nor any other Borrower shall have the right to assign its respective rights hereunder or under any of the other Loan Document or any interest herein or therein. This Agreement and the Inco Guarantee shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the Borrowers hereby submits to the non-exclusive jurisdiction of the courts of the Province of Ontario for the purposes of any legal or equitable suit, action or proceeding in connection with the Credit Agreement and any other Loan Document and waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement and the other Loan Documents.
     Section 9.11 Assignments and Participations
(a)	Each Lender may and, in the case of an Increased Cost Lender shall (upon demand by Inco pursuant to Section 2.11(d) with at least five (5) Business Days’ notice to such Increased Cost Lender and the Administrative Agent), assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that:
(i)	each such assignment shall be a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(ii)	except in the case of an assignment of the Term Loan Facility when an Event of Default has occurred and is continuing, the Borrowers shall be under no increased obligations under this Agreement (including, without limitation, their obligations under Section 2.11 or Section 2.12) than had no such assignment been made;

(iii)	except in the case of an assignment to a Person that immediately prior to such assignment was a Lender, or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Commitment that is the subject of each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$10,000,000 the “Minimum Assignment Amount”) unless the Administrative Agent and, provided that no Event of Default has occurred and is continuing, Inco otherwise agree; and provided further that there shall be no Minimum Assignment Amount upon the occurrence of an Event of Default that is continuing;

(iv)	subject to Section 9.11(a)(viii), each such assignment shall be to a Person approved in writing by the Administrative Agent and, provided that no Event of Default has occurred and is continuing, Inco (each such approval not to be unreasonably withheld or delayed) and the Administrative Agent and Inco shall be provided with prior notice of the identity of the proposed assignor Lender, the proposed amount of such assignment and the identity of the proposed assignee; provided further that the approval of the Administrative Agent and Inco shall not be required for assignments to another Lender or to any Affiliate of a Lender and each such assigning Lender shall only be required to provide notice of such assignment to the Administrative Agent and Inco;

(v)	each such assignment made as a result of a demand by a Borrower pursuant to Section 2.11(d) shall be arranged by such Borrower after consultation with the Administrative Agent and shall be either: (x) an assignment of all of the rights and obligations of the assigning Lender under this Agreement, or (y) an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement;

(vi)	no Lender shall be obliged to make any such assignment as a result of a demand by a Borrower pursuant to Section 2.11(d) unless and until such Lender shall have received one or more payments from either such Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender hereunder including, without limitation, increased costs or additional amounts;

(vii)	the parties to each such assignment shall execute and deliver to the Administrative Agent for acceptance and recording in the Register (as defined below) an Assignment and Acceptance; and

(viii)	except when an Event of Default has occurred and is continuing, each such assignment in respect of the Bridge Loan Facility shall be to an Eligible Assignee.
Upon such execution, delivery and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11 and Section 9.05 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations (other than its obligations under Section 8.06 to the extent its obligations thereunder relate to an event arising prior to such assignment) under this Agreement and the other Loan Documents and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto.
Each Eligible Assignee of all or part of the Bridge Loan Facility shall acknowledge to each Borrower in writing that notwithstanding payments made to it pursuant to this Agreement may be subject to withholding tax under the ITA and that if any Borrower is required by law (or the interpretation or administration thereof by the relevant governmental authority) to withhold tax then such Borrower will withhold such tax; and that no Borrower is under any obligation to indemnify or hold harmless such Eligible Assignee in respect of such withholding tax.
(b)	By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i)	other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto;

(ii)	the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observation by the Borrowers of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto;

(iii)	with respect to assignments of the Bridge Loan Facility, the Borrowers shall be under no increased obligations under this Agreement (including, without limitation, their obligations under Section 2.11 or Section 2.12 than had no such assignment been made);

(iv)	with respect to assignments of the Term Loan Facility, provided that no Event of Default has occurred and is continuing, the Borrowers shall be under no increased obligations under this Agreement (including, without limitation, their obligations under Section 2.11 or Section 2.12) than had no such assignment been made;

(v)	the assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(vi)	the assignee will, independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any of the other Loan Documents;
(vii)	the assignee, in the case of an assignment in respect of the Bridge Loan Facility, confirms that it is an Eligible Assignee;

(viii)	such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under this Agreement and other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto;

(ix)	the assignee agrees that it will perform in accordance with their terms all of the obligations that, by the terms of this Agreement, are required to be performed by it as a Lender; and

(x)	such assigning Lender shall pay to the Administrative Agent an assignment fee of US$3,500 for each assignee, such fee to be due and payable upon the execution and delivery of the relevant Assignment and Acceptance; provided that such fee shall not be required for assignment among Lenders or to an Affiliate of a Lender.
(c)	Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an assignee (representing, in the case of an assignment in respect of the Bridge Loan Facility, that it is an Eligible Assignee), the Administrative Agent and, if applicable, Inco, shall:
(i)	accept such Assignment and Acceptance,

(ii)	record the information contained therein in the Register, and

(iii)	give prompt notice thereof to the Borrower.
(d)	The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it in a register for the recordation of the names and addresses of the Lenders, and the Commitment of and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Inco, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Inco or any Lender at any time and from time to time upon reasonable prior notice.

(e)	Each Lender may sell participations to one or more banks or other entities (other than Inco or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that:
(i)	such Lender’s obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

(ii)	such Lender shall remain solely responsible to the parties hereto for the performance of such obligations;

(iii)	the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

(iv)	no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any consent to any departure by the Borrowers therefrom except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, Advances made hereunder or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances made hereunder or any fees payable hereunder, in each case, to the extent of such participation; and

(v)	the Borrowers shall be under no increased obligations under this Agreement (including, without limitation, their obligations under Section 2.11 or Section 2.12 than had no such participation been made.
(f)	Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender in the same manner and to the extent set out in Section 8.10 hereof.
     Section 9.12 Counterparts
This Agreement may be executed and delivered by facsimile and in any number of counterparts and by each party to this Agreement on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.
     Section 9.13 Entire Agreement
This Agreement, the other Loan Documents and any other agreement specified in writing between the Administrative Agent, Inco or any of the Lenders constitute the whole and entire agreement between the parties hereto concerning the matters addressed in this Agreement and supercede any prior agreements undertakings, declarations, commitments or representations, written or verbal, in respect thereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

145 King Street West	INCO LIMITED, as a Borrower
Suite 1500
Toronto, ON M5H 4B7
	By:	/s/ Robert D. J. Davies

		Name:	Robert D. J. Davies
Attention: Vice-President & Treasurer		Title:	Executive Vice President and Chief Financial Officer

Telephone No.: 416-361-7650	By:

Facsimile No.: 416-361-7538		Name:
Title:
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12th Floor, South Tower	ROYAL BANK OF CANADA, as
Royal Bank Plaza	Administrative Agent
200 Bay Street
Toronto, ON M5J 2W7	By:	/s/ David Wheatley
Name: David Wheatley
Title: Manager, Agency
Attention: Agency Services Group

Telephone No.: 416-842-3901
Facsimile No.: 416-842-4023
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4th Floor, P.O. Box 50	ROYAL BANK OF CANADA, as Lender
Royal Bank Plaza
South Tower
200 Bay Street	By:	/s/ Stam Fountoulakis
Toronto, ON M5J 2W7		Name: Stam Fountoulakis
Title: Authorized Signatory
Attention: Stam Fountoulakis	By:
Vice President		Name:
Corporate Banking –		Title:
Global Mining & Metals

Telephone No.: 416-842-3791
Facsimile No.: 416-842-5320
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40 King Street West	THE BANK OF NOVA SCOTIA, as Lender
62nd Floor
Scotia Plaza
Toronto, ON M5W 2X6	By:	/s/ David Konarek
Name: David Konarek
Attention: Scott Stewart		Title: Managing Director
Telephone No.: 416-933-2959
Facsimile No.: 416-866-2009	By:	/s/ Alexander M. Mihailovich
Name: Alexander M. Mihailovich
Title: Associate
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One Pierrepont Plaza	MORGAN STANLEY SENIOR FUNDING
7th Floor	(NOVA SCOTIA) CO., as Lender
300 Cadman Plaza West
Brooklyn, NY 11201	By:	/s/ Jaap L. Tonckens
Name: Jaap L. Tonckens
Title: Vice President
Attention: Erma Dell’Aquila
Telephone No.: 718-754-7286
Facsimile No.: 718-754-7249	By:
Name:
Title:
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c/o Goldman, Sachs & Co.	GOLDMAN SACHS CANADA CREDIT
30 Hudson Street, 17th Floor	PARTNERS CO., as Lender
Jersey City, NJ 07302
	By:	/s/ Steve Hickey
Name: Steve Hickey
Attention: Pedro Ramirez		Title: President-Goldman Sachs Canada Credit Partners Co.
Telephone No.: 917-343-8319
Facsimile No.: 212-428-1243	By:
Name:
Title:
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77 King Street West		BNP PARIBAS (CANADA), as Lender
Suite 4100
P.O. Box 31
Toronto, ON M5K 1N8		By:	/s/ Krista McLeod
Name: Krista McLeod
Attention:	Allan Fordyce		Title: Assistant Vice President
Director
Telephone No.:	416-365-6743	By:	/s/ Jean-Philippe Cadot
Facsimile No.:	416-947-3538		Name: Jean-Philippe Cadot
Title: Director
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1200 Smith Street, Suite 1300	BNP PARIBAS, as Lender
Houston, Texas, 77002

Attention: Donna Verwold	By:	/s/ Brian Malone
Telephone No.: 713-982-11000		Name: Brian Malone
Facsimile No.: 713-659-6915		Title:
	By:	/s/ David Dodd
Name: David Dodd
Title: Director
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Suite 1400, Ernst & Young Tower		SUMITOMO MITSUI BANKING
Toronto-Dominion Centre		CORPORATION OF CANADA, as Lender
P.O. Box 172
222 Bay Street
Toronto, ON M5K 1H6		By:	/s/ Alfred Lee
Name: Alfred Lee
Attention:	Alfred Lee		Title: Vice President
	Vice President	By:
Telephone No.:	416-368-4934		Name:
Facsimile No.:	416-367-3565		Title:
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277 Park Avenue	SUMITOMO MITSUI BANKING
New York, NY 10172	CORPORATION, as Lender

Attention: Robert Dupree
Telephone No.: 212-224-4159	By:	/s/ Masakazu Hasegawa
Facsimile No.: 212-224-5222		Name: Masakazu Hasegawa
Title: Joint General Manager
By:
Name:
Title:
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301 South College St NC 5562		WACHOVIA BANK, NA, as Lender
Charlotte, NC 28288

Attention:	J. Andrew Phelps	By:	/s/ Doug Davis
	VP		Name: Doug Davis
Telephone No.:	704-383-7239		Title: Director
Facsimile No.:	704-383-1625	By:
Name:
Title:
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141 Adelaide Street West		CONGRESS FINANCIAL CORPORATION
Suite 1500		CANADA), as Lender
Toronto, ON M5H 3L5

		By:	/s/ Enza Agosta
Attention:	Enza Agosta VP		Name: Enza Agosta Title: Vice President-Congress Financial
Telephone No.:	416-364-6401		Corporation (Canada)
Facsimile No.:	416-364-8165

By:

Name:
Title:
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1177 Avenue of the Americas		AUSTRALIA AND NEW ZEALAND
6th Floor		BANKING GROUP LIMITED, as Lender
New York, NY 10036

		By:	/s/ Martin Cleaver
Attention:	Orlando Diaz		Name: Martin Cleaver
	VP		Title: Chief Operating Officer
Telephone No.:	212-801-9740
Facsimile No.:	212-536-9247	By:

Name:
Title:
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70 York Street		HSBC BANK USA, TORONTO BRANCH,
4th Floor		as Lender
Toronto, ON M5J 1S9

		By:	/s/ Jody Sanderson
Attention:	Jeffrey Roth		Name: Jody Sanderson
	Relationship Manager		Title:
Telephone No.:	416-525-5504
Facsimile No.:	416-525-6581	By:	/s/ Margaret Lane

Name: Margaret Lane
Title:
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100 Yonge Street		MIZUHO CORPORATE BANK
Suite 1102, Box 29		(CANADA), as Lender
Toronto, ON M5C 2W1

		By:	/s/ W. M. McFarland
Attention:	Bill McFarland		Name: W. M. McFarland
	VP		Title: Vice President
Telephone No.:	416-874-1145
Facsimile No.:	416-367-3452	By:

Name:
Title:
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1251 Avenue of the Americas		MIZUHO CORPORATE BANK LTD., as
New York, NY 10020		Lender

Attention:	Yoshimi Tsushima	By:	/s/ Bertram H. Tang
	VP		Name: Bertram H. Tang
Telephone No.:	212-282-4947		Title: Senior Vice President
Facsimile No.:	212-282-4488
By:

Name:
Title:
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1251 Avenue of the Americas		NATEXIS BANQUES POPULAIRES, as
34th Floor		Lender
New York, NY 10020

		By:	/s/ Robin Liu
Attention:	Carla Sweet		Name: Robin Liu
	VP		Title:
Telephone No.:	212-872-5052
Facsimile No.:	212-872-5162	By:	/s/ Stephen A. Jendras

Name: Stephen A. Jendras
Title: Vice President
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55 East 52nd Street		UFJ BANK LIMITED, as Lender
New York, NY 10055

Attention: Stephen C. Small		By:	/s/ Stephen C. Small
Senior Vice President			Name: Stephen C. Small
Title: Senior Vice President and Area Manager
Telephone No.:	212-339-6201
Facsimile No.:	212-754-1304	By:

Name:
Title:
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#1680 – 650 West Georgia Street		UNITED OVERSEAS BANK LIMITED, as
Vancouver, BC V6B 4N9		Lender

Attention: Winnie Chew
Senior Manager		By:	/s/ K. Jin Koh
Telephone No.:	604-662-7055		Name: K. Jin Koh
Facsimile No.:	604-662-3356		Title: General Manager

By:

Name:
Title:
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FIRST AMENDMENT AGREEMENT
Dated as of January 31, 2006
     First Amendment Agreement between INCO LIMITED, a corporation organized and existing under the laws of Canada, as borrower, ROYAL BANK OF CANADA, as Administrative Agent, and MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO., ROYAL BANK OF CANADA, GOLDMAN SACHS CANADA CREDIT PARTNERS CO., THE BANK OF NOVA SCOTIA and the other banks and other financial institutions which are party hereto as Lenders.
     WHEREAS Inco, Royal Bank of Canada, as Administrative Agent, and Morgan Stanley Senior Funding (Nova Scotia) Co., Royal Bank of Canada, Goldman Sachs Canada Credit Partners Co., and The Bank of Nova Scotia and the other banks and other financial institutions party thereto as lenders entered into a loan agreement dated as of December 22, 2005 (the “Loan Agreement”);
     AND WHEREAS Inco has requested that the definition of First Advance Expiry Date in the Loan Agreement be amended by replacing the date of May 8, 2006 with the date June 8, 2006;
     AND WHEREAS pursuant to Section 9.01 of the Loan Agreement such amendment must be signed by all the Lenders;
     NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:
1.1 Defined Terms
     Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.
1.2 Amendment
     The definition of “First Advance Expiry Date” as contained in Section 1.01 of the Loan Agreement is hereby amended by deleting the reference to “May 8, 2006” contained therein and replacing it with “June 8, 2006”.
1.3 Representations and Warranties
     Inco represents and warrants to the Administrative Agent and Lenders as specified below:
(a)	Due Execution. The execution, delivery and performance by Inco of this First Amendment Agreement are within its powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its constating documents or by-laws or (ii) any applicable law or any rule, regulation, writ or decree then in effect or any contractual restriction binding on or affecting it or any of its properties.

(b)	No Other Authorization. No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Inco of this First Amendment Agreement.
(c)	Legal and Binding Agreement. This First Amendment Agreement constitutes the legal, valid and binding obligation of Inco enforceable against it in accordance with its terms except as may be limited by (i) bankruptcy, insolvency, reorganization or other laws or equitable principles of general application to or affecting the enforcement of creditors’ rights and (ii) the availability of remedies under general equitable principles.
(d)	Representations Accurate and No Default. The representations and warranties contained in Section 4.01 of the Loan Agreement are true and correct as of the date hereof, except to the extent that such representations and warranties relate to an earlier or later date; and (ii) no event has occurred and is continuing, or would result from the amendment to the Loan Agreement contemplated hereby, which constitutes an Event of Default, but for the requirement that notice be given or time elapse with respect to any applicable grace period or both.
1.4 Confirmation of Loan Documents
     The Loan Agreement, as amended herein, and the other Loan Documents shall continue in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. This First Amendment Agreement constitutes a Loan Document for the purposes of the Loan Agreement.
1.5 Counterparts
     This First Amendment Agreement may be executed and delivered by facsimile and in any number of counterparts and by each party to this First Amendment Agreement on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.
1.6 Binding Effect; Governing Law
     This First Amendment Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns, except that neither Inco nor any other Borrower shall have the right to assign its respective rights hereunder or any interest herein or therein. This First Amendment Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.
     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

INCO LIMITED, as a Borrower

Per:	/s/ S. Anderson

Name: S. Anderson
Title: Vice President and Treasurer
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ROYAL BANK OF CANADA, as Administrative Agent

Per:	/s/ David Wheatley

Name: David Wheatley
Title: Manager, Agency
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MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO., as Lender

Per:	/s/ Jaap L. Tonckens

Name: Jaap L. Tonckens
Title: Vice President
Per:

Name:
Title:
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ROYAL BANK OF CANADA, as Lender

Per:	/s/ Stam Fountoulakis

Name: Stam Fountoulakis
Title: Authorized Signatory
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GOLDMAN SACHS CANADA CREDIT PARTNERS CO., as Lender

Per:	/s/ Steve Hickey

Name: Steve Hickey
Title: President-Goldman Sachs Canada Credit Partners Co.
Per:

Name:
Title:
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THE BANK OF NOVA SCOTIA, as Lender

Per:	/s/ Michael K. Eddy

Name: Michael K. Eddy
Title: Director-Mining
Per:	/s/ Alexander Mihailovich

Name: Alexander Mihailovich
Title: Associate
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BNP PARIBAS (CANADA), as Lender

By:	/s/ Allan Fordyce

Name: Allan Fordyce
Title: Director
By:	/s/ Krista McLeod

Name: Krista McLeod
Title: Assistant Vice President
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BNP PARIBAS, as Lender

By:	/s/ Polly Schott

Name: Polly Schott
Title: Vice President
By:	/s/ Betsy Jocher

Name: Betsy Jocher
Title: Vice President
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SUMITOMO MITSUI BANKING CORPORATION OF CANADA, as Lender

By:	/s/ Alfred Lee

Name: Alfred Lee
Title: Vice President
By:

Name:
Title:
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SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ William M. Ginn

Name: William M. Ginn
Title: General Manager
By:

Name:
Title:
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WACHOVIA BANK, NA, as Lender

By:	/s/ J. Andrew Phelps

Name: J. Andrew Phelps
Title: Vice President
By:

Name:
Title:
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WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as Lender

By:	/s/ Enza Agosta

Name: Enza Agosta
Title: Vice President - Wachovia Capital Finance Corporation (Canada)
By:

Name:
Title:
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AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender

By:	/s/ John W. Wade

Name: John W. Wade
Title: Director
By:

Name:
Title:
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HSBC BANK USA, TORONTO BRANCH, as Lender

By:	/s/ Jody Sanderson

Name: Jody Sanderson
Title:
By:	/s/ Margaret Lane

Name: Margaret Lane
Title:
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MIZUHO CORPORATE BANK (CANADA), as Lender

By:	/s/ W.M. McFarland

Name: W.M. McFarland
Title: Vice President

By:

Name:
Title:
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MIZUHO CORPORATE BANK LTD., as Lender

By:	/s/ Bertram H. Tang

Name: Bertram H. Tang
Title: Senior Vice President
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NATEXIS BANQUES POPULAIRES, as Lender

By:	/s/ Stephen A. Jendras

Name: Stephen A. Jendras
Title: Vice President

By:	/s/ Carla Sweet

Name: Carla Sweet
Title: Vice President
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THE BANK OF TOKYO-MITSUBISHI, UFJ LTD., as Lender

By:	/s/ Spencer Hughes

Name: Spencer Hughes
Title: Authorized Signatory
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UNITED OVERSEAS BANK LIMITED, as Lender

By:	/s/ K. Jin Koh

Name: K. Jin Koh
Title: General Manager

By:

Name:
Title:
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BANK OF TOKYO – MITSUBISHI UFJ (CANADA), as Lender

By:	/s/ Angelo Bisutti
Name: Angelo Bisutti
Title: Senior Vice President

By:

Name:
Title:
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SECOND AMENDMENT AGREEMENT
Dated as of February 20, 2006
     Second Amendment Agreement between INCO LIMITED, a corporation organized and existing under the laws of Canada, as borrower, ROYAL BANK OF CANADA, as Administrative Agent, and MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO., ROYAL BANK OF CANADA, GOLDMAN SACHS CANADA CREDIT PARTNERS CO., THE BANK OF NOVA SCOTIA and the other banks and other financial institutions which are party hereto as Lenders.
     WHEREAS Inco, Royal Bank of Canada, as Administrative Agent, and Morgan Stanley Senior Funding (Nova Scotia) Co., Royal Bank of Canada, Goldman Sachs Canada Credit Partners Co., and The Bank of Nova Scotia and the other banks and other financial institutions party thereto as lenders entered into a loan agreement dated as of December 22, 2005 as amended by the document entitled First Amendment Agreement between such parties made as of January ___, 2006 (collectively, the “Loan Agreement”);
     AND WHEREAS Inco has requested that the definition of First Advance Expiry Date in the Loan Agreement be amended by replacing the date of June 8, 2006 with the date August 10, 2006;
     AND WHEREAS pursuant to Section 9.01 of the Loan Agreement such amendment must be signed by all the Lenders;
     AND WHEREAS Section 4.1(g) of the Support Agreement is being amended by an amending agreement made as of February 20, 2006 to read as set out in Schedule “A” hereto (the text in Schedule “A” is hereinafter referred to as the “Amended Section 4.1(g)”)
     NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:
1.1 Defined Terms
Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.
1.2 Amendment
The definition of “First Advance Expiry Date” as contained in Section 1.01 of the Loan Agreement is hereby amended by deleting the reference to “June 8, 2006” contained therein and replacing it with “August 10, 2006”.

1.3 Section 5.04(h) of the Credit Agreement
The Administrative Agent and the Lenders acknowledge and agree that the reference to Section 4.1(g) of the Support Agreement contained in Section 5.04(h) of the Credit Agreement shall hereinafter be read as a reference to the Amended Section 4.1(g).
1.4 Representations and Warranties
Inco represents and warrants to the Administrative Agent and Lenders as specified below:
(a)	Due Execution. The execution, delivery and performance by Inco of this Second Amendment Agreement are within its powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its constating documents or by-laws or (ii) any applicable law or any rule, regulation, writ or decree then in effect or any contractual restriction binding on or affecting it or any of its properties.

(b)	No Other Authorization. No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Inco of this Second Amendment Agreement.

(c)	Legal and Binding Agreement. This Second Amendment Agreement constitutes the legal, valid and binding obligation of Inco enforceable against it in accordance with its terms except as may be limited by (i) bankruptcy, insolvency, reorganization or other laws or equitable principles of general application to or affecting the enforcement of creditors’ rights and (ii) the availability of remedies under general equitable principles.

(d)	Representations Accurate and No Default. The representations and warranties contained in Section 4.01 of the Loan Agreement are true and correct as of the date hereof, except to the extent that such representations and warranties relate to an earlier or later date; and (ii) no event has occurred and is continuing, or would result from the amendment to the Loan Agreement contemplated hereby, which constitutes an Event of Default, but for the requirement that notice be given or time elapse with respect to any applicable grace period or both.
1.5 Confirmation of Loan Documents
The Loan Agreement, as amended herein, and the other Loan Documents shall continue in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. This Second Amendment Agreement constitutes a Loan Document for the purposes of the Loan Agreement.
1.6 Counterparts
This Second Amendment Agreement may be executed and delivered by facsimile and in any number of counterparts and by each party to this Second Amendment Agreement on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.
1.7 Binding Effect; Governing Law
This Second Amendment Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns, except that neither Inco nor any other Borrower shall have the right to assign its respective rights hereunder or any interest herein or therein. This Second Amendment Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

INCO LIMITED, as a Borrower

Per:	/s/ Robert D. J. Davies

Name: Robert D. J. Davies
Title: Executive Vice President and Chief Financial Officer
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ROYAL BANK OF CANADA, as
Administrative Agent

Per:	/s/ David Wheatley

Name: David Wheatley
Title: Manager, Agency
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MORGAN STANLEY SENIOR FUNDING
(NOVA SCOTIA) CO., as Lender

Per:	/s/ Jaap L. Tonckens

Name: Jaap L. Tonckens
Title: Vice President

Per:

Name:
Title:
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ROYAL BANK OF CANADA, as Lender

Per:	/s/ Stam Fountoulakis

Name: Stam Fountoulakis
Title: Authorized Signatory
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GOLDMAN SACHS CANADA CREDIT
PARTNERS CO., as Lender

Per:	/s/ Ed Forst

Name: Ed Forst
Title: Authorized Signatory

Per:

Name:
Title:
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THE BANK OF NOVA SCOTIA, as Lender

Per:	/s/ Michael K. Eddy

Name: Michael K. Eddy
Title: Director-Mining

Per:	/s/ Alexander Mihailovich

Name: Alexander Mihailovich
Title: Associate
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BNP PARIBAS (CANADA), as Lender

Per:	/s/ Michael Gosselin

Name: Michael Gosselin
Title: Managing Director

Per:	/s/ Krista McLeod

Name: Krista McLeod
Title: Assistant Vice President
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BNP PARIBAS, as Lender

Per:	/s/ Larry Robinson

Name: Larry Robinson
Title: Director

Per:	/s/ Mark A. Cox

Name: Mark A. Cox
Title: Director
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SUMITOMO MITSUI BANKING
CORPORATION OF CANADA, as Lender

Per:	/s/ Alfred Lee

Name: Alfred Lee
Title: Vice President

Per:

Name:
Title:
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SUMITOMO MITSUI BANKING
CORPORATION, as Lender

Per:	/s/ William M. Ginn

Name: William M. Ginn
Title: General Manager

Per:

Name:
Title:
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WACHOVIA BANK, NA, as Lender

Per:	/s/ J. Andrew Phelps

Name: J. Andrew Phelps
Title: Vice President

Per:

Name:
Title:
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WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as Lender

Per:	/s/ Enza Agosta

Name: Enza Agosta
Title: Vice President-Wachovia Capital
Finance Corporation (Canada)

Per:

Name:
Title:
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AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender

Per:	/s/ R. Scott McInnis

Name: R. Scott McInnis
Title: General Manager

Per:

Name:
Title:
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HSBC BANK USA, TORONTO BRANCH, as Lender

Per:	/s/ Jody Sanderson

Name: Jody Sanderson
Title:

Per:	/s/ Margaret Lane

Name: Margaret Lane
Title:
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MIZUHO CORPORATE BANK (CANADA), as Lender

Per:	/s/ W. M. McFarland

Name: W. M. McFarland
Title: Vice President

Per:

Name:
Title:
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MIZUHO CORPORATE BANK LTD., as Lender

Per:	/s/ Makoto Murata

Name: Makoto Murata
Title: Deputy General Manager

Per:

Name:
Title:
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NATEXIS BANQUES POPULAIRES, as Lender

Per:	/s/ Vincent Lauras

Name: Vincent Lauras
Title: Managing Director

Per:	/s/ Carla Sweet

Name: Carla Sweet
Title: Vice President
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THE BANK OF TOKYO-MITSUBISHI, UFJ LTD., as Lender

Per:	/s/ Spencer Hughes

Name: Spencer Hughes
Title: Authorized Signatory

Per:

Name:
Title:
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UNITED OVERSEAS BANK LIMITED, as Lender

Per:	/s/ K. Jin Koh

Name: K. Jin Koh
Title: General Manager

Per:

Name:
Title:
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BANK OF TOKYO — MITSUBISHI UFJ (CANADA), as Lender

Per:	/s/ Angelo Bisutti

Name: Angelo Bisutti
Title: Senior Vice President

Per:

Name:
Title:
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